Filed Pursuant to Rule 424(b)(5)
Registration No. 333-267522
PROSPECTUS SUPPLEMENT
(to Prospectus dated September 29, 2022)

Subscription Rights to Purchase Up to an Aggregate of 4,545,454 Shares of Common Stock
at a Subscription Price of $3.30 per Share
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Transphorm, Inc., a Delaware corporation (the “Company,” “we,” “us” or “our”), is distributing at no charge to record holders of our common stock, par value $0.0001 per share (“common stock”), as of 5:00 p.m., Eastern Daylight Time, on June 26, 2023 (the “Record Date” and, such holders, the “Eligible Stockholders”), non-transferable subscription rights to purchase up to an aggregate of 4,545,454 shares of our common stock (the “Rights Offering”).
Each Eligible Stockholder will receive one subscription right for every share of common stock held as of the Record Date, which subscription right cannot be sold, transferred or assigned and may only be exercised by the Eligible Stockholder who received such subscription right. Each subscription right carries with it (i) a basic subscription right, which entitles the holder to purchase 0.07655623 of a share of our common stock and (ii) an over-subscription privilege, which entitles each Eligible Stockholder that has exercised its basic subscription right in full to subscribe for additional shares of our common stock that are offered in the Rights Offering, to the extent other Eligible Stockholders have not exercised their basic subscription rights in full. The subscription price is $3.30 per whole share of common stock (the “Subscription Price”), payable in cash.
No fractional shares of our common stock will be issued upon the exercise of any subscription rights. If, pursuant to an Eligible Stockholder’s exercise of its subscription rights, the number of shares of common stock that such Eligible Stockholder would be entitled to receive would result in receipt of a fractional share, the aggregate number of shares of common stock the Eligible Stockholder is entitled to purchase will be rounded up to the nearest whole number. The Subscription Price must be paid for each whole share of common stock that is purchased.
If all Eligible Stockholders exercise their subscription rights in full or if some Eligible Stockholders exercise their over-subscription privilege such that the entire Rights Offering is subscribed for, we would (i) receive aggregate gross proceeds of approximately $15 million and (ii) issue an aggregate of 4,545,454 shares of our common stock, in each case, subject to increase, if necessary, to accommodate Eligible Stockholders that may purchase an additional share of common stock in lieu of receiving a fractional share since no fractional shares will be issued.
KKR Phorm Investors L.P. (“Phorm”) (an affiliate of which serves on our board of directors), which beneficially owned approximately 38.52% of our common stock outstanding as of the Record Date, has indicated an intent to exercise its basic subscription rights in full. In addition, our directors and executive officers, who together beneficially owned approximately 2.55% of our common stock outstanding as of the Record Date, and certain other stockholders that each beneficially owned more than 5% of our common stock outstanding as of the Record Date, have indicated an intent to participate in the Rights Offering. These indications are non-binding and there can be no assurances to what extent, if any, Phorm, our directors, our executive officers or these other stockholders will choose to participate in the Rights Offering.
The subscription rights may be exercised at any time during the Rights Offering subscription period (the “Subscription Period”), which will commence on July 5, 2023, and will expire at 5:00 p.m., Eastern Daylight Time, on July 21, 2023 (the “Expiration Time”), unless we extend such period. You should carefully consider whether to exercise your subscription rights before the Expiration Time. Subscription rights that are not exercised prior to the Expiration Time will expire and will have no value. All exercises of subscription rights are irrevocable. We may, in our sole discretion, terminate, modify or amend the terms of the Rights Offering, including to extend the Subscription Period, at any time and for any reason prior to the Expiration Time, although we have no current plans to do so. If we terminate the Rights Offering, our subscription agent, Broadridge Corporate Issuer Solutions, LLC (the “Subscription Agent”), will return, as soon as practicable and without interest or penalty, all payments of the Subscription Price that it has received.
There is no minimum number of shares of common stock that we must sell in order to complete the Rights Offering. Eligible Stockholders who do not participate in the Rights Offering will continue to own the same number of shares of common stock but, after the Rights Offering, will own a smaller percentage of the total shares of common stock outstanding to the extent that other Eligible Stockholders participate in the Rights Offering.
We are distributing the subscription rights and offering the underlying securities directly to you. We have not employed any brokers, dealers or underwriters in connection with the solicitation or exercise of subscription rights in the Rights Offering and no commissions, fees or discounts will be paid in connection with the Rights Offering. Broadridge Corporate Issuer Solutions, LLC is acting as the Subscription Agent and as the information agent (the “Information Agent”) for the Rights Offering. While certain of our directors, officers and other employees may solicit responses from you, those directors, officers and other employees will not receive any commissions or compensation for their services other than their normal compensation.
Our common stock is listed on the Nasdaq Capital Market under the symbol “TGAN.” On July 3, 2023, the last reported sale price for our common stock on the Nasdaq Capital Market was $3.40 per share. The subscription rights will not be listed for trading on any stock exchange.
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Investing in our common stock involves risks. You should carefully review and consider the information contained in this prospectus supplement, including the risk factors beginning on page S-15 of this prospectus supplement, as well as the risk factors and other information contained in the documents we incorporate by reference into this prospectus supplement before deciding to exercise your subscription rights. See “Where You Can Find More Information” beginning on page S-38.
Neither the Securities and Exchange Commission nor any state securities regulators have approved or disapproved of these securities or determined if this prospectus supplement is truthful or complete. Any representation to the contrary is a criminal offense.
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The date of this prospectus supplement is July 5, 2023.

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ABOUT THIS PROSPECTUS SUPPLEMENT
This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of the Rights Offering. The second part, the accompanying prospectus, gives more general information, some of which may not apply to the Rights Offering. You should read both this prospectus supplement and the accompanying prospectus together with the additional information to which we refer you in the sections of this prospectus supplement entitled “Where You Can Find More Information” and “Incorporation by Reference.” To the extent the information contained in this prospectus supplement differs or varies from the information contained in the accompanying prospectus or documents incorporated by reference, the information in this prospectus supplement will supersede such information.
The Rights Offering is being made directly by us. We have not employed any brokers, dealers or underwriters in connection with the solicitation or exercise of subscription rights in the Rights Offering. We have retained Broadridge Corporate Issuer Solutions, LLC to serve as the Subscription Agent and Information Agent for the Rights Offering.
We have not authorized anyone to provide you with any information or to make any representations other than those contained in this prospectus supplement or the accompanying prospectus. We do not take responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We will not make an offer to sell these securities in any jurisdiction where the offer or sale is not permitted.
Neither the delivery of this prospectus supplement or the accompanying prospectus nor any sale made hereunder shall under any circumstances imply that the information contained or incorporated by reference herein is correct as of any date subsequent to the date hereof, as applicable. You should assume that the information appearing in this prospectus supplement or any document incorporated by reference is accurate only as of the date of the applicable documents, regardless of the time of delivery of this prospectus supplement or any sale of securities. Our business, financial condition, results of operations and prospects may have changed since that date.
For investors outside the United States, we have not done anything that would permit the Rights Offering or possession or distribution of this prospectus supplement or the accompanying prospectus in any jurisdiction where action for that purpose is required, other than in the United States. Persons who come into possession of this prospectus supplement, the accompanying prospectus and any free writing prospectus related to the Rights Offering in jurisdictions outside the United States are required to inform themselves about and to observe any restrictions as to the Rights Offering and the distribution of this prospectus supplement, the accompanying prospectus and any such free writing prospectus applicable to that jurisdiction.
As used in this prospectus supplement, unless otherwise indicated or the context otherwise requires, the terms “Transphorm,” the “Company,” “we,” “our,” “us,” or similar terms refer to Transphorm, Inc. and its subsidiaries. When we refer to “you,” we mean Eligible Stockholders.

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CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
This prospectus supplement, the accompanying prospectus, and the documents incorporated by reference herein and therein contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). All statements other than statements of historical fact contained in this prospectus supplement, the accompanying prospectus, and the documents incorporated by reference herein and therein are forward-looking statements. In some cases, you can identify forward-looking statements by terminology such as “may,” “could,” “will,” “would,” “should,” “expect,” “plan,” “anticipate,” “believe,” “estimate,” “intend,” “predict,” “seek,” “contemplate,” “project,” “continue,” “potential,” “ongoing” or the negative of these terms or other comparable terminology. These forward-looking statements include, but are not limited to, statements about:
•our expectations related to the successful completion of, certain stockholder and executive officer participation in, and resulting use of proceeds from the Rights Offering;
•our ability to successfully complete the asset-based debt financing initiatives we are pursuing and whether such financing raises the amounts we hope for;
•the expected date through which proceeds from the Rights Offering and any asset-based debt financing, if consummated, would fund our operations;
•our expectations regarding our cash runway, without any additional financing;
•our ability to initiate and successfully execute a strategic review of opportunities to enhance stockholder value, or enter into a transaction on acceptable terms, or at all;
•the implementation of our business model and strategic plans for our business, technologies and products;
•our costs in meeting our contractual obligations, including the cash flow impact of operating Aizu Fujitsu Semiconductor Wafer Solutions, and our ability to maintain our contracts for their expected durations;
•the rate and degree of market acceptance of any of our products or gallium nitride (“GaN”) technology in general, including changes due to the impact of (i) new GaN fabrication sources, (ii) the performance of GaN technology, whether perceived or actual, relative to competing semiconductor materials, and (iii) the performance of our products, whether perceived or actual, compared to competing GaN-based, silicon-based and other products;
•the timing and success of product releases by us and our customers;
•our ability to develop new products and technologies;
•our future financial performance, including our expectations regarding our revenue, expenses, ongoing losses, and capital requirements;
•our needs for additional financing, ability to obtain additional funds for our operations and our intended use of any such funds;
•our receipt and timing of any royalties or other payments under any current or future collaboration, license or other agreements or arrangements, including the credit risks of our customers;
•our ability to obtain, maintain, enforce, defend and enhance our intellectual property rights;
•the strength and marketability of our intellectual property portfolio;
•our dependence on current and future collaborators for developing, manufacturing or otherwise bringing our products to market;
•the ability of our third-party supply and manufacturing partners to meet our current and future business needs;
•the throughput of our fabrication facilities and third-party foundries, as well as the ability of such facilities and foundries to ramp up production;
•our expectations regarding our classification in future periods as a “smaller reporting company,” as defined under the Exchange Act, and an “emerging growth company,” as defined under the JOBS Act;
•the total addressable market and growth rates of the markets in which we compete;
•the competitive landscape of our industry;
•our expectations regarding the performance of our products; and
•the impact of government regulation and developments relating to us, our competitors or our industry.

We caution you that the foregoing list may not contain all of the forward-looking statements made in this prospectus supplement, the accompanying prospectus, and the documents incorporated by reference herein and therein.
You should not rely upon forward-looking statements as predictions of future events. We based the forward-looking statements primarily on our current expectations and projections (as of the date of the document containing the applicable statement) about future events and trends that we believe may affect our business, financial condition, results of operations, and prospects. These forward-looking statements speak only as of the date of the document containing the applicable statement and are subject to significant risks, uncertainties and assumptions, including those described in the sections titled “Risk Factors” in this prospectus supplement, the accompanying prospectus, and the documents incorporated by reference herein and therein. Moreover, we operate in a very competitive and rapidly changing environment. New risks and uncertainties emerge from time to time, and it is not possible for us to predict all risks and uncertainties that could have an impact on the forward-looking statements. We cannot assure you that the results, events, and circumstances reflected in the forward-looking statements will be achieved or occur, and actual results, events, or circumstances could differ materially from those described in the forward-looking statements.
Neither we nor any other person assumes responsibility for the accuracy and completeness of any of these forward-looking statements. We undertake no obligation to update any forward-looking statements made in this prospectus supplement to reflect events or circumstances after the date of this prospectus supplement or to reflect new information or the occurrence of unanticipated events, except as required by law. We may not actually achieve the plans, intentions, or expectations disclosed in our forward-looking statements and you should not place undue reliance on our forward-looking statements. Our forward-looking statements do not reflect the potential impact of any future acquisitions, mergers, dispositions, joint ventures, or investments we may make.
In addition, statements that “we believe” and similar statements reflect our beliefs and opinions on the relevant subject. These statements are based upon information available to us as of the date of this prospectus supplement, and while we believe such information forms a reasonable basis for such statements, such information may be limited or incomplete, and our statements should not be read to indicate that we have conducted an exhaustive inquiry into, or review of, all potentially available relevant information. These statements are inherently uncertain, and investors are cautioned not to unduly rely upon these statements.

PROSPECTUS SUMMARY
This summary highlights selected information that is presented in greater detail elsewhere, or incorporated by reference, in this prospectus supplement. It does not contain all of the information that may be important to you and your investment decision. Before investing in our securities, you should carefully read this entire prospectus supplement, including the matters set forth in the section of this prospectus supplement titled “Risk Factors” and the financial statements and related notes and other information that we incorporate by reference herein, including our most recent Annual Report on Form 10-K. Unless the context indicates otherwise, references in this prospectus supplement to “Transphorm, Inc.,” “we,” “our” and “us” refer, collectively, to Transphorm, Inc., a Delaware corporation, and its subsidiaries taken as a whole.
Company Overview
We are a global semiconductor company founded in 2007. We are a pioneer, and a market and technology leader, in the wide-bandgap GaN power electronics field for high voltage power conversion applications. We deliver high quality and reliable GaN devices with high performance, while providing application design support to a growing customer base. Our GaN devices allow customers to design smaller, lighter and cooler power systems that create increased functional value in end products including smartphone power adapters/fast-chargers, power supplies for datacenter servers/communication, industrial power converters, and chargers/converters/inverters for electric vehicles, among other applications. We deploy our unique vertically integrated innovation model that leverages one of the industry’s most experienced GaN engineering teams (with over 300 years of combined experience) at every development stage: device design, materials growth, device fabrication, packaging, circuits and application support. This approach is backed by one of the GaN power industry’s largest intellectual property portfolios with access to over 1,000 world-wide patents. Our innovations are designed to move power electronics beyond the limitations of silicon and provide our customers with the potential to achieve higher efficiency (e.g., titanium-class performance in power supplies), higher power density and, in some designs, an overall lower system cost.
Recent Developments
We recently reported our financial results for the quarter and fiscal year ended March 31, 2023 and announced our intent to initiate a strategic review of opportunities to enhance stockholder value, which may include, among other things, strategic partnerships with third parties with equity or debt investment, a sale of the Company or certain of our assets, strategic licensing, or other financing alternatives. Our strategic plans are not yet finalized and are subject to market conditions and other uncertainties. There can be no assurance that any strategic review will be successful, that it will result in a transaction on terms acceptable to us or our stockholders, or at all, or will result in increased stockholder value. For more information, please refer to our Annual Report on Form 10-K for the fiscal year ended March 31, 2023, filed with the Securities and Exchange Commission the (“SEC”) on June 28, 2023, which is incorporated by reference into this prospectus supplement.
For the quarter ended June 30, 2023, we expect:
•Revenue in the range of $5.8 million to $6.2 million;
•GAAP gross margins in the 30-34% range; and
•GAAP net loss per share in the $(0.10) to $(0.13) range.
We have not yet finalized our financial information as of or for the quarter ended June 30, 2023, and it is therefore subject to change. The preliminary financial data included in this prospectus supplement has been prepared by, and is the responsibility of, Transphorm’s management. Our independent registered public accounting firm has not audited, reviewed, compiled or performed any procedures with respect to the preliminary financial data. Accordingly, our independent registered public accounting firm does not express an opinion or any other form of assurance with respect thereto. Our Quarterly Report on Form 10-Q for the quarter ended June 30, 2023 will include our unaudited financial statements for the quarter ended June 30, 2023. You should note that additional information on a number of matters will be included in our Quarterly Report on Form 10-Q, such as footnote disclosures associated with our financial results for the quarter ended June 30, 2023. Our unaudited financial statements for the quarter ended June 30, 2023 will not be available until after the Rights Offering is completed and, consequently, will not be available to you prior to you deciding whether to participate in the Rights Offering.
Corporate Information
We were originally incorporated as Peninsula Acquisition Corporation in the State of Delaware on May 31, 2017. Prior to February 12, 2020, we were a “shell company” registered under the Exchange Act, with no specific business plan or purpose. On February 12, 2020, our wholly owned subsidiary, Peninsula Acquisition Sub, Inc., a corporation incorporated in the State of Delaware on April 22, 2019, merged with and into Transphorm, Inc., a corporation incorporated in the State of Delaware on February 22, 2007. Transphorm Technology, Inc. (“Transphorm Technology”) was the surviving corporation in the merger and became our wholly owned subsidiary. Immediately following the merger, the business of Transphorm Technology became our business, and we changed our corporate name to Transphorm, Inc. In accordance with “reverse merger” accounting treatment, our historical financial statements as of period ends, and for periods ended, prior to the merger were replaced with the historical financial statements of Transphorm Technology in our filings with the SEC made subsequent to the merger.
Our principal executive offices are located at 75 Castilian Dr., Goleta, California 93117. Our telephone number is (805) 456-1300. Our website is www.transphormusa.com. Information contained on, or that can be accessed through, our website is not incorporated by reference into this prospectus supplement, and you should not consider information on our website to be part of this prospectus supplement.
Implications of Being an Emerging Growth Company and a Smaller Reporting Company
We are an “emerging growth company” as defined in the JOBS Act. As an emerging growth company, we have taken advantage of reduced reporting requirements in our filings with the SEC that are otherwise applicable generally to public companies. These provisions include, but are not limited to:
•the option to present only two years of audited financial statements in addition to any required unaudited interim financial statements and only two years of related “Management’s Discussion and Analysis of Financial Condition and Results of Operations” disclosure;
•reduced disclosure obligations regarding executive compensation in our periodic reports, proxy statements and registration statements;
•exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved; and
•exemption from the auditor attestation requirement in the assessment of our internal control over financial reporting.
In addition, the JOBS Act provides that an emerging growth company can take advantage of an extended transition period for complying with new or revised accounting standards, delaying the adoption of these accounting standards until they would apply to private companies. We have elected to take advantage of this extended transition period. As a result, our financial statements may not be comparable to companies that comply with new or revised accounting pronouncements as of public company effective dates.
We will remain an “emerging growth company” until the earliest to occur of: (i) March 31, 2026 (the last day of the fiscal year following the fifth anniversary of the date of the first sale of our common equity securities pursuant to an effective registration statement); (ii) the end of the first fiscal year in which we are deemed to be a “large accelerated filer,” as defined in the Exchange Act; (iii) the last day of the fiscal year in which our annual gross revenue is $1.235 billion or more; and (iv) the date on which we have, during the previous three-year period, issued more than $1.0 billion in non-convertible debt securities.
We are also currently a “smaller reporting company” as defined under the Exchange Act. In the event that we are still considered a smaller reporting company at such time as we cease being an emerging growth company, we will be required to provide additional disclosure in our SEC filings. However, similar to emerging growth companies, smaller reporting companies are able to provide simplified executive compensation disclosures in their filings; are exempt from the provisions of Section 404(b) of the Sarbanes-Oxley Act requiring that independent registered public accounting firms provide an attestation report on the effectiveness of internal control over financial reporting; and have certain other decreased disclosure obligations in their SEC filings, including, among other things, only being required to provide two years of audited financial statements in annual reports.
We may continue to be a smaller reporting company so long as either (i) the market value of shares of our common stock held by non-affiliates is less than $250 million measured on the last business day of our second fiscal quarter or (ii) our annual revenue is less than $100 million during our most recently completed fiscal year and the market value of shares of our common stock held by non-affiliates is less than $700 million measured on the last business day of our second fiscal quarter.

SUMMARY OF THE RIGHTS OFFERING
This summary highlights the information contained elsewhere in this prospectus supplement and the accompanying prospectus and certain other information relating to the Rights Offering. You should carefully read the following summary together with the more detailed description of the terms of the Rights Offering contained elsewhere in this prospectus supplement and the accompanying prospectus.

Securities Offered
We are distributing non-transferable subscription rights, at no charge, to Eligible Stockholders.
Each Eligible Stockholder will receive one subscription right for each share of common stock held as of the Record Date, which subscription right cannot be sold, transferred or assigned and may only be exercised by the Eligible Stockholder who received such subscription right. Each subscription right carries with it (i) a basic subscription right, which entitles the holder to purchase 0.07655623 of a share of our common stock and (ii) an over-subscription privilege, which entitles each Eligible Stockholder that has exercised its basic subscription right in full to subscribe for additional shares of our common stock that are offered in the Rights Offering, to the extent other Eligible Stockholders have not exercised their basic subscription rights in full.
If all Eligible Stockholders exercise their subscription rights in full or if some Eligible Stockholders exercise their over-subscription privilege such that the entire Rights Offering is subscribed for, we would issue an aggregate of 4,545,454 shares of our common stock, subject to increase, if necessary, to accommodate Eligible Stockholders that may purchase an additional share in lieu of receiving a fractional share since no fractional shares will be issued.
You may exercise all or a portion of your subscription rights or you may choose not to exercise any of your subscription rights at all.

Basic Subscription Right
Each subscription right will allow you to purchase 0.07655623 of a share of our common stock.
If, pursuant to an Eligible Stockholder’s exercise of its subscription rights, the number of shares of common stock that such Eligible Stockholder would be entitled to receive would result in receipt of a fractional share, the aggregate number of shares of common stock the Eligible Stockholder is entitled to purchase will be rounded up to the nearest whole number. The Subscription Price must be paid for each whole share of common stock that is purchased.

No Fractional Shares
No fractional shares of our common stock will be issued in the Rights Offering.
If, pursuant to an Eligible Stockholder’s exercise of its subscription rights, the number of shares of common stock that such Eligible Stockholder would be entitled to receive would result in receipt of a fractional share, the aggregate number of shares of common stock the Eligible Stockholder is entitled to purchase will be rounded up to the nearest whole number. The Subscription Price must be paid for each whole share of common stock that is purchased.

Over-Subscription Privilege
Each Eligible Stockholder who elects to exercise the basic subscription right in full may also subscribe for additional shares issuable in the Rights Offering at the Subscription Price per whole share of common stock. If an insufficient number of shares of common stock are available to fully satisfy all over-subscription requests, the available shares of common stock issuable will be distributed proportionately among those Eligible Stockholders who fully exercised their basic subscription right and exercise their over-subscription privilege, based on the number of shares each Eligible Stockholder subscribed for under the basic subscription right. The available shares of common stock will be distributed proportionately until either all shares of common stock issuable in the Rights Offering have been allocated or all over-subscription requests have been fulfilled, whichever occurs earlier.
The Subscription Agent will return any excess payments, without interest or penalty, as soon as practicable after the Expiration Time.

Subscription Price
The Subscription Price is $3.30 per whole share of common stock, payable in cash. To be effective, any payment related to the exercise of the subscription rights must be received by the Subscription Agent and clear prior to the Expiration Time.

Record Date	June 26, 2023 (5:00 p.m., Eastern Daylight Time).
Subscription Period
The subscription rights may be exercised at any time during the Subscription Period, which will commence on July 5, 2023 and will expire at 5:00 p.m., Eastern Daylight Time, on July 21, 2023, unless we extend such period. Subscription rights that are not exercised prior to the Expiration Time will expire and will have no value.

Amendment, Extension and Termination
We may, in our sole discretion, amend the terms of the Rights Offering, extend the Subscription Period or terminate the Rights Offering at any time and for any reason prior to the Expiration Time. Any amendment, extension or termination will be followed promptly by a public announcement thereof which, in the case of an extension, will be made no later than 9:00 a.m., Eastern Daylight Time, on the next business day after the previously scheduled Expiration Time.

Procedures for Exercising Subscription Rights
To exercise your subscription rights, you must complete the rights certificate and deliver the certificate to the Subscription Agent before the Expiration Time. Your subscription must include full payment for the exercise of all of your subscription rights that you wish to exercise, including for any share that is rounded up, as no fractional shares will be issued in the Rights Offering.
You are solely responsible for completing delivery to the Subscription Agent of your rights certificate and payment of your aggregate Subscription Price. You should allow sufficient time for delivery of your rights certificate and payment of the aggregate Subscription Price to the Subscription Agent so that the Subscription Agent receives them, and all payments clear, prior to the Expiration Time.
We reserve the right, in our sole discretion, to waive any defect or irregularity, or permit a defect or irregularity to be corrected within a time frame that we may determine. We may also, in our sole discretion, reject any or all subscriptions not properly or timely submitted or completed or the acceptance of which would, in the opinion of our counsel, be unlawful.
For details regarding the procedures and requirements for exercising your subscription rights, see “The Rights Offering—Procedures for Exercising Subscription Rights” and “The Rights Offering—Payment Methods” below for more information.

Brokerage Account Stockholders
If you are a beneficial owner of shares of common stock that are registered in the name of a broker, dealer, custodian bank or other nominee, and you wish to participate in the Rights Offering, you should immediately instruct your broker, dealer, custodian bank or other nominee to exercise your subscription rights on your behalf and deliver all required documents and payment before the Expiration Time.

Stockholders With Foreign, APO or FPO Addresses
The Subscription Agent will not mail rights certificates to Eligible Stockholders whose address of record is outside the United States or is an Army Post Office (APO) or a Fleet Post Office (FPO) address.
Instead, the Subscription Agent will hold the rights to which those subscription rights certificates relate for these stockholders’ accounts. If you are an Eligible Stockholder whose address of record is outside the United States or is an APO or FPO address and you decide to exercise your subscription rights, you must notify the Subscription Agent prior to 11:00 a.m., Eastern Daylight Time, at least three (3) business days prior to the Expiration Time, and establish to the satisfaction of the Subscription Agent that it is permitted to exercise your subscription rights under applicable law. If you do not follow these procedures by such time, your rights will expire and will have no value.

No Revocation
All exercises of subscription rights are irrevocable, even if you subsequently learn information about us that you consider to be unfavorable, our stock price declines, or you otherwise change your investment decision.
Once you submit the rights certificate to exercise any subscription rights and payment of the aggregate Subscription Price, you may not revoke or change your exercise or request a refund of monies paid. You should not exercise your subscription rights unless you are certain that you wish to purchase shares of common stock in the Rights Offering.

Non-Transferability of Rights	The subscription rights may not be sold, transferred or assigned and will not be listed for trading on the Nasdaq Capital Market or any other stock exchange or trading market.
No Obligation to Participate in the Rights Offering
You are under no obligation to exercise your subscription rights to subscribe for any common stock in the Rights Offering. If you choose not to participate in the Rights Offering, you do not have to take any special action to decline to participate.

Participation by Directors, Executive Officers and Significant Stockholders
Phorm (an affiliate of which serves on our board of directors), which beneficially owned approximately 38.52% of our common stock outstanding as of the Record Date, has indicated an intent to exercise its basic subscription rights in full. In addition, our directors and executive officers, who together beneficially owned approximately 2.55% of our common stock outstanding as of the Record Date, and certain other stockholders that each beneficially owned more than 5% of our common stock outstanding as of the Record Date, have indicated an intent to participate in the Rights Offering. These indications are non-binding and there can be no assurances to what extent, if any, Phorm, our directors, our executive officers or these other stockholders will choose to participate in the Rights Offering.

No Recommendation	Our board of directors is not making any recommendation regarding your exercise of subscription rights in the Rights Offering. Further, we have not authorized anyone to make any recommendation.
Risk Factors
You should carefully read the section entitled “Risk Factors” beginning at page S-15 before you make a decision as to the exercise of your subscription rights. See also “Where You Can Find More Information” on page S-38.

Use of Proceeds
Although we cannot determine what the actual net proceeds from the sale of common stock in the Rights Offering will be until the Rights Offering is completed, if the Rights Offering is fully subscribed, we estimate that the aggregate net proceeds from the sale of common stock, after deducting estimated offering expenses, would be approximately $14.7 million. We expect to use the net proceeds that we receive from the Rights Offering for working capital and other general corporate purposes. See “Use of Proceeds” beginning on page S-22.

Shares of Common Stock Outstanding Before the Rights Offering	59,374,057 shares of common stock were issued and outstanding as of the Record Date.
Shares of Common Stock Outstanding After Completion of the Rights Offering
If the Rights Offering is fully subscribed, an aggregate of 4,545,454 shares of common stock would be sold, resulting in approximately 63,919,511 shares of common stock outstanding immediately after completion of the Rights Offering. These amounts may be increased, if necessary, to accommodate Eligible Stockholders that may purchase an additional share in lieu of receiving a fractional share since no fractional shares will be issued.

Material U.S. Federal Income Tax Consequences
Although the authorities governing transactions such as the Rights Offering are complex and unclear in certain respects, we believe and intend to take the position that the distribution of the subscription rights to a U.S. holder pursuant to the Rights Offering should be treated as a non-taxable distribution with respect to such holder’s existing shares of common stock for U.S. federal income tax purposes. If this position is determined by the IRS or a court to be incorrect, the fair market value of the subscription rights would be taxable to a U.S. holder as a dividend to the extent of the U.S. holder’s pro rata share of our current and accumulated earnings and profits, if any, with any excess being treated as a return of capital to the extent thereof and then as capital gain. Although no assurance can be given, the Company anticipates that it will not have current or accumulated earnings and profits through the end of 2023. For a more detailed discussion, see “Material U.S. Federal Income Tax Consequences.” You should consult your tax advisor as to the particular considerations applicable to you of the Rights Offering.

Market for Common Stock
Our common stock is listed on the Nasdaq Capital Market under the symbol “TGAN.” The common stock to be issued in connection with the Rights Offering will also be listed on the Nasdaq Capital Market under the same symbol. The subscription rights will not be listed for trading on the Nasdaq Capital Market or any other stock exchange or market.

Fees and Expenses
We are not charging any fee or sales commission to issue subscription rights to you or to sell common stock to you if you exercise your subscription rights (other than the Subscription Price per whole share of common stock). If you exercise your subscription rights through a custodian bank, broker, dealer or other nominee, you are responsible for paying any fees your nominee may charge you.

Subscription Agent	Broadridge Corporate Issuer Solutions, LLC
Information Agent	Broadridge Corporate Issuer Solutions, LLC
Questions
Questions regarding the Rights Offering should be directed to the Information Agent at (888) 789-8409 (toll-free), by e-mail at shareholder@broadridge.com, or by mail at:
Broadridge Corporate Issuer Solutions, LLC
Attn: BCIS Re-Organization Dept.
P.O. Box 1317
Brentwood, NY 11717-0718

QUESTIONS AND ANSWERS ABOUT THE RIGHTS OFFERING
The following are examples of what we anticipate will be common questions about the Rights Offering and our common stock. The answers are based on selected information included elsewhere in this prospectus supplement and the accompanying prospectus. The following questions and answers do not contain all of the information that may be important to you and may not address all of the questions that you may have about the Rights Offering and our common stock. You should carefully read this prospectus supplement and the accompanying prospectus, and the documents incorporated by reference in this prospectus supplement and the accompanying prospectus, as they contain more detailed descriptions of the terms and conditions of the Rights Offering and our common stock and provide additional information about us and our business, including potential risks related to the Rights Offering and our common stock.
Exercising the subscription rights and investing in our common stock involve a high degree of risk. We urge you to carefully read the section titled “Risk Factors” beginning on page S-15 of this prospectus supplement and all other information included in, or incorporated by reference into, this prospectus supplement in its entirety before you decide whether to exercise your subscription rights.
What is being offered in the Rights Offering?
We are distributing, at no charge, to the holders of our outstanding shares of common stock as of the Record Date, non-transferable subscription rights to purchase shares of common stock to be issued by us. Each Eligible Stockholder will receive one subscription right for each share of common stock held as of the Record Date, which subscription right cannot be sold, transferred or assigned and may only be exercised by the Eligible Stockholder who received such subscription right. Each subscription right carries with it (i) a basic subscription right, which entitles the holder to purchase 0.07655623 of a share of our common stock and (ii) an over-subscription privilege, which entitles each Eligible Stockholder that has exercised its basic subscription right in full to subscribe for additional shares of our common stock that are offered in the Rights Offering, to the extent other Eligible Stockholders have not exercised their basic subscription rights in full. The Subscription Price is $3.30 per whole share of common stock, payable in cash.
If all Eligible Stockholders exercise their subscription rights in full or if some Eligible Stockholders exercise their over-subscription privilege such that the entire Rights Offering is subscribed for, we would issue an aggregate of 4,545,454 shares of our common stock, subject to increase, if necessary, to accommodate Eligible Stockholders that may purchase an additional share in lieu of receiving a fractional share since no fractional shares will be issued.
You may exercise all or a portion of your subscription rights for whole shares of common stock or you may choose not to exercise any of your subscription rights at all.
Why is the Company conducting the Rights Offering?
We are conducting the Rights Offering in order to raise additional capital to enable us to continue our operations. See “The Rights Offering — Reasons for the Rights Offering.”
We plan to use the net proceeds of the Rights Offering primarily for working capital and other general corporate purposes. See “Use of Proceeds.”
Who may participate in the Rights Offering?
Only Eligible Stockholders—defined as the holders of record of our common stock as of the Record Date— may participate in the Rights Offering.
How many subscription rights will I receive?
We are distributing to each Eligible Stockholder one subscription right for each share of common stock held as of the Record Date. Each subscription right carries with it a basic subscription right, which entitles the holder to purchase 0.07655623 of a share of common stock, as well as the over-subscription privilege described below.
Are the subscription rights transferable?
No. The subscription rights are not transferable and will not be listed on any exchange for trading. You may not sell, transfer or assign your subscription rights to anyone else. The sale of any of your shares of common stock after the Record Date but prior to the Expiration Time will not result in the transfer of any subscription rights.
How was the Subscription Price determined?
The Subscription Price of $3.30 per whole share of common stock was established by the independent Financing Committee of our board of directors based on several considerations, including the historical and current trading prices of our common stock (including on a volume weighted average share price basis over certain periods), the price at which stockholders might be willing to participate in the Rights Offering, our current capital resources, our need for liquidity and capital to continue our operations, and other strategic and financing alternatives reasonably available to us. In conjunction with the review of these factors, the independent Financing Committee of our board of directors also reviewed our history and prospects, including our past and present earnings and cash requirements, our prospects for the future, the outlook for our industry and our current financial condition. The independent Financing Committee of our board of directors also believed that the Subscription Price should be designed to provide an incentive to our current stockholders to participate in the Rights Offering.
The Subscription Price does not necessarily bear any relationship to the book value of our assets, net worth, past operations, cash flows, losses, financial condition or any other established criteria for fair value, or directly to the market price of our common stock. You should not consider the Subscription Price as an indication of value of us or our common stock. Further, the market price of our common stock could decline during or after the Rights Offering and you may not be able to sell shares of our common stock purchased in the Rights Offering at a price equal to or greater than the price paid for each share of common stock in the Rights Offering, or at all. While we retain the right to amend the terms of the Rights Offering, we do not currently intend to change the Subscription Price in response to fluctuations in the trading price of shares of our common stock, if any, prior to the Expiration Time.
You should obtain a current quote of our common stock before exercising your subscription rights and make your own assessment of our business and financial condition, our prospects for the future and the terms of the Rights Offering.
What is the over-subscription privilege?
The over-subscription privilege of each subscription right entitles an Eligible Stockholder, if such Eligible Stockholder fully exercises its basic subscription right, to subscribe for additional shares of common stock at the same Subscription Price, up to the number of shares of common stock that are offered in the Rights Offering but are not purchased by the other Eligible Stockholders under their basic subscription rights.
What are the limitations of the over-subscription privilege?
Only Eligible Stockholders who exercise their basic subscription right in full will be entitled to exercise the over-subscription privilege.
We will be able to satisfy an Eligible Stockholder’s exercise of the over-subscription privilege only if other Eligible Stockholders do not fully exercise their basic subscription rights. If an insufficient number of shares of common stock are available to fully satisfy all over-subscription requests, the available shares of common stock issuable will be distributed proportionately among those Eligible Stockholders who fully exercised their basic subscription right and exercise their over-subscription privilege, based on the number of shares each Eligible Stockholder subscribed for under the basic subscription right. The available shares of common stock will be distributed proportionately until either all shares of common stock issuable in the Rights Offering have been allocated or all over-subscription requests have been fulfilled, whichever occurs earlier.
May I purchase fractional shares of common stock in the Rights Offering?
No fractional shares of our common stock will be issued in the Rights Offering. If, pursuant to the exercise of the subscription rights, the number of shares of common stock an Eligible Stockholder would be entitled to receive would result in receipt of a fractional share, the aggregate number of shares of common stock the Eligible Stockholder is entitled to purchase will be rounded up to the nearest whole number. The Subscription Price must be paid for each whole share of common stock that is purchased.
How many shares of common stock will be outstanding after the Rights Offering?
As of the Record Date, we had 59,374,057 shares of common stock issued and outstanding.
If the Rights Offering is fully subscribed, an aggregate of 4,545,454 shares of common stock would be sold, resulting in approximately 63,919,511 shares of common stock outstanding immediately after completion of the Rights Offering, or an increase of approximately 7.66% in the number of outstanding shares of common stock. These amounts may be increased, if necessary, to accommodate Eligible Stockholders that may purchase an additional share in lieu of receiving a fractional share since no fractional shares will be issued.
The issuance of shares in the Rights Offering will dilute, and thereby reduce, your proportionate ownership in our shares of common stock, unless you exercise your basic subscription right in full.
Are there any conditions to the completion of this Rights Offering?
There are no conditions precedent to the Rights Offering. Our obligation to close the Rights Offering and to issue the shares of common stock subscribed for in the Rights Offering is not conditioned upon the satisfaction or waiver of any conditions.
How will the Company use the proceeds from the Rights Offering?
Following the completion of the Rights Offering, we plan to use the net proceeds for working capital and other general corporate purposes. For a further description of our intended use of proceeds, see “Use of Proceeds.”

Am I required to exercise any of the subscription rights I receive?
No. You may exercise any number of your subscription rights or you may choose not to exercise any subscription rights. If you do not exercise any subscription rights, you will not be issued any shares of common stock. Further, if you do not exercise your basic subscription right in full, you will not be able to exercise your over-subscription privilege. If you choose not to exercise your basic subscription right in full, your ownership interest in our common stock would be diluted by the issuance of shares of our common stock to Eligible Stockholders who elect to exercise their subscription rights.
Is the Company requiring a minimum aggregate subscription to close the Rights Offering?
No. There is no minimum aggregate subscription requirement to close the Rights Offering. If, however, we issue any shares of common stock in the Rights Offering, we will issue all shares of common stock in respect of subscription rights that are properly exercised prior to the Expiration Time.
How soon must I act to exercise my subscription rights?
The subscription rights may be exercised at any time during the Subscription Period, which will commence on July 5, 2023, and will expire at 5:00 p.m., Eastern Daylight Time, on July 21, 2023, unless we extend such period, provided that the over-subscription privilege of an Eligible Stockholder may only be exercised if the basic subscription right of such Eligible Stockholder has been exercised in full. We do not currently intend to extend the Subscription Period. If you elect to exercise any subscription rights, the Subscription Agent must receive all required documents and payments from you prior to the Expiration Time. If you elect to exercise any subscription rights and timely submit all required documents and payment prior to the Expiration Time, your subscription rights will be considered exercised at the Expiration Time.
How do I exercise my subscription rights?
If you wish to participate in the Rights Offering, you must properly complete the enclosed rights certificate and deliver it, along with the aggregate Subscription Price (without any deductions for wire transfer fees, bank charges or similar fees), and any other materials required pursuant to the instruction letter that accompanies the rights certificate to the Subscription Agent prior to the Expiration Time. If you use the mail, we recommend that you use insured, registered mail, postage prepaid, return-receipt requested.
DO NOT DELIVER COMPLETED RIGHTS CERTIFICATES OR PAYMENTS DIRECTLY TO THE COMPANY.
To ensure sufficient payment, payments should be rounded up to the nearest whole penny. If you send a payment that is insufficient to purchase the number of shares of common stock you requested, or if the number of shares of common stock you requested is not specified in the forms, the Subscription Agent will have the right to reject and return your subscription for correction, if the Expiration Time has not passed. If you elect to exercise any subscription rights and timely submit all required documents and payment prior to the Expiration Time, your subscription rights will be considered exercised as of such time.
We reserve the right, in our sole discretion, to waive any defect or irregularity, or permit a defect or irregularity to be corrected within a time frame that we may determine. We may also, in our sole discretion, reject any or all subscriptions not properly or timely submitted or completed or the acceptance of which would, in the opinion of our counsel, be unlawful.
What should I do if I want to participate in the Rights Offering but my subscription rights are held in the name of a broker, dealer, custodian bank or other nominee?
If your shares or other eligible securities are held in “street name” through a broker, dealer, custodian bank or other nominee, then your broker, dealer, custodian bank or other nominee is the record holder of the subscription rights you own. Your broker, dealer, custodian bank or other nominee, as the record holder, will notify you of the Rights Offering. The record holder must exercise the subscription rights and send payment of the aggregate Subscription Price, on your behalf. If you wish to exercise subscription rights in the Rights Offering, you should contact your broker, dealer, custodian bank or other nominee as soon as possible. You will not receive a rights certificate from us. Please follow the instructions of your broker, dealer, custodian bank or other nominee in exercising your subscription rights. Your broker, dealer, custodian bank or other nominee may establish a submission deadline that is before the Expiration Time. We assume no responsibility in respect of the timely administration of your broker, dealer, custodian bank or other nominee to perform its obligations on your behalf.
When and how will I receive the shares of common stock upon exercise of my subscription rights?
As soon as practicable after the Expiration Time, the shares of common stock issued in the Rights Offering will be issued in book-entry form to each Eligible Stockholder that subscribes. We will not issue any physical stock certificates. If you are an Eligible Stockholder and have exercised your subscription rights, shortly after the Expiration Time, you will receive a statement of ownership from our transfer agent, Pacific Stock Transfer Company, reflecting the shares of common stock that you have purchased in the Rights Offering. If your shares of common stock are held in the name of a broker, dealer, custodian bank or other nominee, your shares of common stock will be issued to the same account. You may request a statement of ownership from the broker, dealer, custodian bank or other nominee following the completion of the Rights Offering.
Can the Company amend the terms of, terminate or extend the Rights Offering?
Although we do not currently intend to do so, we may, in our sole discretion, amend the terms of the Rights Offering or modify the Subscription Period at any time prior to the Expiration Time. We may also terminate the Rights Offering at any time and for any reason prior to the Expiration Time. If the Rights Offering is terminated, the Subscription Agent will return, as soon as practicable and without interest or penalty, all payments of the Subscription Price that it has received.
How will I be notified if the Rights Offering is extended, amended or terminated?
Any extension, amendment or termination will be followed promptly by a public announcement thereof which, in the case of an extension, will be made no later than 9:00 a.m., Eastern Daylight Time, on the next business day after the previously scheduled Expiration Time. For more information regarding notification of extensions, amendments or the termination of the Rights Offering, see “The Rights Offering—Amendment, Extension or Termination.”
Has our board of directors made a recommendation to stockholders regarding the Rights Offering?
No. Our board of directors is not making any recommendation regarding your exercise of subscription rights in the Rights Offering. Further, we have not authorized anyone to make any recommendation. Eligible Stockholders who exercise subscription rights will incur investment risk on new money invested. You should make your decision based on your assessment of our business and financial condition, your personal investment objectives, tolerance for risk and financial situation, our prospects for the future, the terms of the Rights Offering and the information contained in, or incorporated by reference in, this prospectus supplement and the accompanying prospectus, as it may be supplemented from time to time.
Have any directors, executive officers or significant stockholders agreed to participate in the Rights Offering?
Our directors and executive officers who are Eligible Stockholders are permitted, but not required, to participate in the Rights Offering on the same terms and conditions applicable to all Eligible Stockholders. Nevertheless, each such director and executive officer may determine, in his or her sole discretion, not to participate in the Rights Offering. Any director or executive officer who subscribes for shares of common stock in the Rights Offering will pay the same Subscription Price paid by all other Eligible Stockholders who participate in the Rights Offering.
Phorm (an affiliate of which serves on our board of directors), which beneficially owned approximately 38.52% of our common stock outstanding as of the Record Date, has indicated an intent to exercise its basic subscription rights in full. In addition, our directors and executive officers, who together beneficially owned approximately 2.55% of our common stock outstanding as of the Record Date, and certain other stockholders that each beneficially owned more than 5% of our common stock outstanding as of the Record Date, have indicated an intent to participate in the Rights Offering. These indications are non-binding and there can be no assurances to what extent, if any, Phorm, our directors, our executive officers or these other stockholders will choose to participate in the Rights Offering.
What form of payment is required to purchase the shares of common stock offered in the Rights Offering?
You must timely pay the aggregate Subscription Price for the number of whole shares of common stock you wish to subscribe for pursuant to exercise of your subscription rights by delivering to the Subscription Agent a wire transfer of immediately available funds, U.S. Postal money order, or cashier’s, certified, or uncertified personal check drawn upon a U.S. bank, payable to the Subscription Agent. Payment must be made in U.S. dollars. To ensure sufficient payment, payments should be rounded up to the nearest whole penny. You are responsible for all bank or similar fees and charges related to submission of your payment.
To be effective, any payment related to the exercise of a subscription right must be received by the Subscription Agent and clear prior to the Expiration Time. Please note that funds paid by uncertified personal check may take at least five (5) business days to clear. Accordingly, if you wish to pay by means of an uncertified personal check, we urge you to make payment sufficiently in advance of the Expiration Time to ensure that the Subscription Agent receives cleared funds before that time.
What should I do if I want to participate in the Rights Offering, but I am a stockholder with a foreign address or a stockholder with an Army Post Office or Fleet Post Office address?
The subscription agent will not mail rights certificates to you if you are an Eligible Stockholder whose address is outside the United States or is an Army Post Office (APO) or a Fleet Post Office (FPO) address. To exercise your rights, you must notify the Subscription Agent prior to 11:00 a.m., Eastern Daylight Time, at least three (3) business days prior to the Expiration Time, and establish to the satisfaction of the Subscription Agent that it is permitted to exercise your subscription rights under applicable law. If you do not follow these procedures by such time, your rights will expire and will have no value.
To whom should I send my forms and payment?
If your shares of common stock, and therefore your subscription rights, are held in “street name” through a broker, dealer, custodian bank or other nominee, then you should send the forms specified by your broker, dealer, custodian bank or other nominee, as the record holder, and payment of the aggregate Subscription Price, to that record holder in accordance with their instructions.
If, as of the Record Date, you were the record holder of shares of common stock, then you should send your rights certificate and payment of the aggregate Subscription Price, by mail, overnight courier, wire transfer of immediately available funds, or other permitted means to the Subscription Agent at the following address:

By Mail: Broadridge Corporate Issuer Solutions, LLC Attn: BCIS Re-Organization Dept. P.O. Box 1317 Brentwood, NY 11717-0718	By Overnight Delivery: Broadridge Corporate Issuer Solutions, LLC Attn: BCIS IWS 51 Mercedes Way Edgewood, NY 11717

DO NOT DELIVER COMPLETED RIGHTS CERTIFICATES OR PAYMENTS DIRECTLY TO THE COMPANY. Your delivery to a different address or other than by the methods set forth above will not constitute valid delivery.
You are responsible for all bank or similar fees and charges related to submission of your payment.
You or, if applicable, your broker, dealer, custodian bank or other nominee, as the record holder, are solely responsible for completing delivery to the Subscription Agent of your rights certificate and payment of the aggregate Subscription Price. You should allow sufficient time for delivery of your rights certificate and payment of the aggregate Subscription Price to the Subscription Agent and clearance of your payment prior to the Expiration Time.
After I send in my payment and rights certificate to the Subscription Agent, may I revoke or cancel my exercise of subscription rights?
No. Once you submit the rights certificate to exercise any subscription rights and payment of the aggregate Subscription Price, you are not allowed to revoke, cancel or change the exercise of your subscription rights or request a refund of monies paid. All exercises of subscription rights are irrevocable, even if you subsequently learn information about us that you consider to be unfavorable, our stock price declines, or you otherwise change your investment decision. You should not exercise your subscription rights unless you are certain that you wish to do so at the Subscription Price of $3.30 per whole share of common stock. The Subscription Price may not be indicative of the market value of our common stock. We cannot predict the price at which our common stock will trade after the date of this prospectus supplement.
If the Rights Offering is terminated, will my payment of the Subscription Price be refunded to me?
Yes. The Subscription Agent will hold all funds it receives in a segregated bank account until the closing or termination of the Rights Offering. If the Rights Offering is terminated for any reason, the Subscription Agent will return, as soon as practicable and without interest or penalty, all payments of the Subscription Price that it has received. If your shares of common stock are held in “street name,” it may take longer for you to receive your payment of the Subscription Price because the Subscription Agent will return payments through the record holder of your shares of common stock.
If all or a portion of my subscription is not accepted, will any excess payment of the aggregate Subscription Price be refunded to me?
Yes. The Subscription Agent will hold all funds it receives in a segregated bank account until closing or termination of the Rights Offering. If we do not accept all or a portion of your subscription, all excess payment of the Subscription Price received by the Subscription Agent will be returned as soon as practicable, without interest or penalty. If your shares of common stock are held in “street name,” it may take longer for you to receive your payment of the Subscription Price because the Subscription Agent will return payments through the record holder of your shares of common stock.
What fees or charges apply if I exercise my subscription rights in the Rights Offering?
We are not charging any fee or sales commission to distribute subscription rights or to issue shares of common stock to you if you exercise your subscription rights. If you exercise your subscription rights through a broker, dealer, custodian bank or other nominee, you are responsible for paying any fees your record holder may charge you. In addition, you are responsible for paying any transaction fees or commissions that you may incur in connection with the exercise of your subscription rights or the sale or purchase of our common stock.
What risks should I consider in deciding whether or not to exercise my subscription rights?
In deciding whether to participate in the Rights Offering, you should carefully consider the discussion of risks and uncertainties affecting us, the Rights Offering and our common stock that are described under “Risk Factors” in this prospectus supplement and the accompanying prospectus. You should also carefully review the risks that are described in Item 1A (“Risk Factors”) of our Annual Report on Form 10-K for the fiscal year ended March 31, 2023, filed with the SEC on June 28, 2023, which is incorporated by reference herein, as well as the other information included and incorporated by reference herein. See “Incorporation by Reference.”
What are the U.S. federal income tax considerations applicable to U.S. holders of participating in the Rights Offering?
Although the authorities governing transactions such as the Rights Offering are complex and unclear in certain respects, we believe and intend to take the position that the distribution of the subscription rights to a U.S. holder (as defined below in “Material U.S. Federal Income Tax Consequences”) pursuant to the Rights Offering should be treated as a non-taxable distribution with respect to such holder’s existing shares of common stock for U.S. federal income tax purposes. If this position is determined by the Internal Revenue Service (the “IRS”) or a court to be incorrect, the fair market value of the subscription rights would be taxable to a U.S. holder as a dividend to the extent of the U.S. holder’s pro rata share of our current and accumulated earnings and profits, if any, with any excess being treated as a return of capital to the extent thereof and then as capital gain. Although no assurance can be given, the Company anticipates that it will not have current or accumulated earnings and profits through the end of 2023. For a more detailed discussion, see “Material U.S. Federal Income Tax Consequences.” You should consult your tax advisor as to the particular considerations applicable to you of the Rights Offering. See also “Risk Factors — Risks Related to the Rights Offering — The receipt of subscription rights may be treated as a taxable distribution to you.”
Whom should I contact if I have other questions?
If you have any questions regarding the Rights Offering, completing a rights certificate or submitting your payment of the aggregate Subscription Price, please contact our Information Agent, Broadridge Corporate Issuer Solutions, LLC at (888) 789-8409 (toll-free), by e-mail at shareholder@broadridge.com, or by mail at:
Broadridge Corporate Issuer Solutions, LLC
Attn: BCIS Re-Organization Dept.
P.O. Box 1317
Brentwood, NY 11717-0718
For a more complete description of the Rights Offering, see “The Rights Offering.”

RISK FACTORS
Exercising your subscription right to purchase our common stock in this Rights Offering involves a high degree of risk. Before you decide to exercise your subscription rights and invest in our common stock, you should carefully consider the risks and uncertainties described below and those described in the filings we make with the SEC from time to time that are incorporated by reference herein in their entirety, including the risks and uncertainties set forth under the caption “Risk Factors” in our most recent Annual Report on Form 10-K. If any of these risks actually occur, our business, operating results and financial condition could be materially and adversely impacted, the market price of our common stock could decline, and you could lose all or part of your investment. The risks and uncertainties described are not the only ones we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also impair our business operations and financial results and the value of our common stock. Please also see “Cautionary Note Regarding Forward-Looking Statements” beginning on page S-1.

Risks Related to the Rights Offering
The market price of our common stock is volatile and may decline after you exercise your subscription rights.
The market price of our common stock is subject to wide fluctuations in response to numerous factors, including factors that have little or nothing to do with us or our performance, and these fluctuations could materially reduce our stock price. These factors include, among other things, the fact that our stock is relatively thinly traded, and as a result trades of small numbers of our shares can have a significant impact on the trading price of our stock, business conditions in our markets and the general state of the securities markets and the market for other semiconductor stocks, changes in capital markets that affect the perceived availability of capital to companies in our industry, governmental legislation or regulation, and general economic and market conditions, such as recessions and downturns in the United States or global economy. In addition, the stock market historically has experienced significant price and volume fluctuations. These fluctuations are often unrelated to the operating performance of particular companies. These broad market fluctuations may cause declines in the market price of our common stock, which may make it difficult for you to resell shares of our common stock owned by you at times or at prices that you find attractive.
The Subscription Price determined for this Rights Offering may not be indicative of the fair value of our common stock.
The Subscription Price of $3.30 per whole share of common stock was established by the independent Financing Committee of our board of directors based on several considerations, including the historical and current trading prices of our common stock (including on a volume weighted average share price basis over certain periods), the price at which stockholders might be willing to participate in the Rights Offering, our current capital resources, our need for liquidity and capital to continue our operations, and other strategic and financing alternatives reasonably available to us. In conjunction with the review of these factors, the independent Financing Committee of our board of directors also reviewed our history and prospects, including our past and present earnings and cash requirements, our prospects for the future, the outlook for our industry and our current financial condition. The independent Financing Committee of our board of directors also believed that the Subscription Price should be designed to provide an incentive to our current stockholders to participate in the Rights Offering. The Subscription Price does not necessarily bear any relationship to the book value of our assets, net worth, past operations, cash flows, losses, financial condition or any other established criteria for fair value, or directly to the market price of our common stock.
Further, the market price of our common stock could decline during or after the Rights Offering and you may not be able to sell shares of our common stock purchased in the Rights Offering at a price equal to or greater than the price paid for each share of common stock in the Rights Offering, or at all. Once you submit the rights certificate to exercise any subscription rights and payment of the aggregate Subscription Price, you are not allowed to revoke, cancel or change the exercise of your subscription rights or request a refund of monies paid. All exercises of subscription rights are irrevocable, even if you subsequently learn information about us that you consider to be unfavorable, our stock price declines, or you otherwise change your investment decision. Until the shares of common stock are delivered, you will not be able to sell the shares of common stock that you purchase in the Rights Offering. Accordingly, the Subscription Price at which you purchase shares of common stock may be above the prevailing market price by the time that the shares of common stock are delivered.
While we retain the right to amend the terms of the Rights Offering, we do not currently intend to change the Subscription Price in response to fluctuations in the trading price of shares of our common stock, if any, prior to the Expiration Time.

You will not be able to resell any of our common stock that you receive pursuant to the Rights Offering until several days after the Expiration Time.
We expect to deliver the shares of common stock purchased in the Rights Offering on or about July 28, 2023. Until the shares of common stock are delivered, you will not be able to sell the shares of common stock that you purchase in the Rights Offering, and you will have to bear the risk of any decline in the trading price of our common stock.
Whether or not you exercise your subscription rights to purchase shares of common stock in this Rights Offering, you will suffer immediate dilution of your investment.
The Subscription Price of $3.30 per whole share of common stock is substantially higher than the as adjusted net tangible book value per share of our common stock. If you participate in the Rights Offering, you will experience immediate dilution of $2.77 per share, representing the difference between the Subscription Price and our as adjusted net tangible book value per share after giving effect to the assumed sale of an aggregate of 4,545,454 shares of common stock in the Rights Offering. To the extent outstanding options are exercised or restricted stock unit awards vest at prices below the Subscription Price or we issue additional shares of common stock in the future, you will incur further dilution.
If you do not exercise your subscription rights in full, your percentage ownership and voting rights in the Company will be diluted.
If you choose not to exercise your subscription rights, you will retain your current number of shares of our common stock. If other stockholders exercise their subscription rights in full or exercise a greater proportion of their subscription rights than you exercise, the percentage of our common stock owned by these other stockholders will increase relative to your ownership percentage, and your voting and other rights in the Company will likewise be diluted.
The Rights Offering may cause the price of our common stock to decline.
The Rights Offering and its terms, including the Subscription Price, together with the number of shares of common stock we could issue in the Rights Offering, may result in a decrease in the trading price of our common stock. This decrease may continue after the completion of the Rights Offering. If that occurs, your purchase of shares of our common stock in the Rights Offering may be at a price greater than the prevailing trading price. Further, if participants in the Rights Offering choose to sell some or all of their shares, the resulting sales could also depress the trading price of our common stock.
We may, in our sole discretion, amend the terms of the Rights Offering at any time prior to the Expiration Time.
We may, in our sole discretion, amend the terms of the Rights Offering at any time and for any reason prior to the Expiration Time. The terms of the Rights Offering cannot be modified or amended after the Expiration Time, as may be extended from time to time.
Because we may terminate the Rights Offering at any time prior to the Expiration Time, your participation in the Rights Offering is not assured.
We do not intend, but have the right, to terminate the Rights Offering at any time prior to the Expiration Time. If we terminate the Rights Offering, we will not have any obligation with respect to the subscription rights except to return any money received from subscribing stockholders as soon as practicable, without interest or penalty. In addition, we are currently pursuing conventional asset-based debt financing initiatives (together, with the Rights Offering, the “Short-term Financing Arrangements”). If neither of the Short-term Financing Arrangements are successfully completed, we believe that our existing cash and cash equivalents and forecasted revenue will be sufficient to fund our operations into the second half of September 2023.
We are not making the Rights Offering in any state or other jurisdiction in which it is unlawful to do so, nor are we distributing or accepting any offers to purchase any securities from holders of subscription rights who are residents of those states or other jurisdictions or who are otherwise prohibited by federal, state or foreign laws or regulations from accepting or exercising the subscription rights. We may delay the commencement of the Rights Offering in those states or other jurisdictions, or change the terms of the Rights Offering, in whole or in part, in order to comply with the securities laws or other legal requirements of those jurisdictions. Subject to state or foreign securities laws and regulations, we also have the discretion to delay allocation and distribution of any common stock you may elect to purchase by exercise of your subscription right in order to comply with state or foreign securities laws. We may decline to make modifications to the terms of the Rights Offering requested by those jurisdictions, in which case, if you are a resident in those jurisdictions or if you are otherwise prohibited by federal, state or foreign laws or regulations from accepting or exercising the subscription rights, you will not be able to participate in the Rights Offering.

If you exercise the over-subscription privilege, you may not receive all of our common stock for which you subscribe.
Exercise of the over-subscription privilege will only be honored if and to the extent that all Eligible Stockholders have not exercised their basic subscription rights in full. If an insufficient number of shares of common stock are available to fully satisfy all over-subscription requests, the available shares of common stock issuable in the Rights Offering will be distributed proportionately among those Eligible Stockholders who fully exercised their basic subscription right and exercise their over-subscription privilege, based on the number of shares each Eligible Stockholder subscribed for under the basic subscription right. The available shares of common stock will be distributed proportionately until either all shares of common stock issuable in the Rights Offering have been allocated or all over-subscription requests have been fulfilled, whichever occurs earlier. As a result, you may not receive any or all of the shares of common stock for which you exercise your over-subscription privilege.
You may not revoke your decision to exercise your subscription rights to purchase common stock in the Rights Offering after you send us your rights certificate and payment of the aggregate Subscription Price.
You may not revoke or change the amount of your exercise after you send in your required documents and payment, even if you subsequently learn information about us, our business, financial position, results of operations and cash flows, or the Rights Offering that is material or adverse or that you otherwise consider to be unfavorable, our stock price declines, or if you change your investment decision for any other reason.
The subscription rights to purchase common stock in the Rights Offering are not transferable, and there is no market for the subscription rights.
The subscription rights to purchase common stock in the Rights Offering are not transferable. You may not sell, transfer or assign your subscription rights to anyone else. Because the subscription rights are not transferable, there is no market or other means for you to directly realize any value associated with the subscription rights. You must exercise (or cause your broker, dealer, custodian bank or other nominee to exercise) your subscription rights and acquire our common stock issuable thereunder, and such common stock must appreciate in value, for you to potentially realize any value from your subscription rights.
You will not receive interest on your payment of the aggregate Subscription Price, including any funds ultimately returned to you if we do not consummate the Rights Offering or any exercise by you of the over-subscription privilege cannot be honored in full.
To exercise your subscription rights, you will be required to deliver the completed rights certificate and any other paperwork to the Subscription Agent along with your payment of the aggregate Subscription Price. You will not earn any interest on your payment of the aggregate Subscription Price while it is being held by the Subscription Agent pending the Expiration Time, even if we amend the terms of the Rights Offering to extend the Subscription Period. If we terminate the Rights Offering, neither we nor the Subscription Agent will have any obligation with respect to the subscription rights except to return to you, without interest or penalty, any payment of the aggregate Subscription Price that you have made.
The receipt of subscription rights may be treated as a taxable distribution to you.
We believe, and intend to take the position, that the distribution of the subscription rights pursuant to the Rights Offering should be treated as a non-taxable distribution with respect to existing shares of common stock for U.S. federal income tax purposes. However, the authorities governing transactions such as the Rights Offering are complex and unclear in certain respects. Our position regarding the tax-free treatment of the subscription rights distribution is not binding on the IRS, or the courts. If this position is determined by the IRS or a court to be incorrect, the fair market value of the subscription rights would be taxable to a U.S. holder as a dividend to the extent of the U.S. holder’s pro rata share of our current and accumulated earnings and profits, if any, with any excess being treated as a return of capital to the extent thereof and then as capital gain. Although no assurance can be given, the Company anticipates that it will not have current or accumulated earnings and profits through the end of 2023. For a more detailed discussion, see “Material U.S. Federal Income Tax Consequences.” You should consult your tax advisor as to the particular considerations applicable to you of the Rights Offering.
Because no minimum subscription is required and because we do not have formal commitments from our stockholders for any of the amount we seek to raise pursuant to the Rights Offering, we cannot assure you of the amount of proceeds that we will receive from the Rights Offering.
No minimum subscription is required for consummation of the Rights Offering, and we do not have formal commitments from any of our stockholders for any of the amount we seek to raise pursuant to the Rights Offering. Although Phorm (an affiliate of which serves on our board directors), which beneficially owned approximately 38.52% of our common stock outstanding as of the Record Date, our directors and executive officers, who together beneficially owned approximately 2.55% of our common stock outstanding as of the Record Date, and certain other stockholders that each beneficially owned more than 5% of our common stock outstanding as of the Record Date, have indicated an intent to participate in the Rights Offering, none of them have made any formal binding commitment to do so. As a result, we cannot assure you of the amount of proceeds that we will receive in the Rights

Offering, if any, from these or any other stockholders. Therefore, if you exercise all or any portion of your subscription rights, but other stockholders do not, we will not raise the desired amount of capital in the Rights Offering, the market price of our common stock could be adversely impacted and we will find it necessary to pursue alternative means of financing, which may be dilutive to your investment, or we may need to cease operations and liquidate the Company, in which case you would likely lose all of your investment in our common stock.
You will need to act promptly and to carefully follow the subscription instructions, or your exercise of rights may be rejected.
Stockholders who desire to purchase common stock in the Rights Offering must act promptly to ensure that all required forms and payments are actually received by the Subscription Agent prior to the Expiration Time, which is currently set to be 5:00 p.m., Eastern Daylight Time, on July 21, 2023. If you are a beneficial owner of shares of common stock, you must act promptly to ensure that your custodian bank, broker, dealer or other nominee acts for you and that all required forms and payments are actually received by the subscription agent prior to the Expiration Time. Your nominee may establish a deadline prior to the Expiration Time by which you must provide it with your instructions to exercise your subscription rights and payment for your shares of common stock. We will not be responsible if your custodian bank, broker, dealer or nominee fails to ensure that all required forms and payments are actually received by the subscription agent prior to the Expiration Time. If you fail to complete and sign the required subscription forms, send an incorrect payment amount, or otherwise fail to follow the subscription procedures that apply to your desired transaction the Subscription Agent may, depending on the circumstances, reject your subscription or accept it to the extent of the payment received. Neither we nor the Subscription Agent will undertake to contact you concerning, or attempt to correct, an incomplete or incorrect subscription form or payment. We have the sole discretion to determine whether a subscription exercise properly follows the subscription procedures.
If you make payment of the aggregate Subscription Price by uncertified personal check, your check may not clear in sufficient time to enable you to purchase common stock in the Rights Offering.
Any uncertified personal check used to pay the aggregate Subscription Price in the Rights Offering must clear prior to the Expiration Time of the Rights Offering, and the clearing process may require at least five (5) business days. As a result, if you choose to use an uncertified personal check to pay the aggregate Subscription Price, it may not clear prior to the Expiration Time, in which event you would not be eligible to exercise your subscription rights. You may reduce this risk by paying the aggregate Subscription Price by a wire transfer of immediately available funds to ensure that the Subscription Agent receives your funds prior to the expiration of the Rights Offering.
We have broad discretion in the use of proceeds of the Rights Offering and may use them in a manner that does not improve our financial performance or operating results.
We expect to use the net proceeds that we receive from the Rights Offering for working capital and other general corporate purposes. We have not determined the amount of net proceeds to be used specifically for such purposes. As a result, management will retain broad discretion over the allocation of net proceeds. Pending these uses, we may invest the net proceeds in short- and intermediate-term, interest-bearing obligations, investment-grade instruments, certificates of deposit or direct or guaranteed obligations of the U.S. government. Accordingly, you will be relying on the judgment of our management with regard to the use of the proceeds from the Rights Offering, and you will not have the opportunity, as part of your investment decision, to assess whether the proceeds are being used appropriately. The results and effectiveness of the use of proceeds are uncertain, as is the amount of proceeds we will receive pursuant to the Rights Offering, and we could allocate the proceeds in ways that you do not agree with or that do not improve our results of operations or enhance the value of our common stock.
Our principal stockholders and management have substantial control over us and could delay or prevent a change in corporate control.
As of June 26, 2023, Phorm beneficially owned approximately 38.52% of our outstanding common stock, and our executive officers and directors, together with holders of ten percent or more of our outstanding common stock and their respective affiliates, beneficially owned approximately 40.31% of our outstanding common stock. As a result, these stockholders, acting together, or Phorm individually, have the ability to significantly impact the outcome of matters submitted to our stockholders for approval, including the election of directors and any merger, consolidation, or sale of all or substantially all of our assets. In addition, these stockholders, acting together or Phorm individually, have the ability to significantly impact the management and affairs of our company. Pursuant to the terms of a stockholders agreement with Phorm (the “Phorm Stockholders Agreement”), Phorm has the right to nominate (i) a majority of the board so long as it beneficially owns at least 40% of our then-outstanding shares of common stock, (ii) 33% of the directors (rounded up to the nearest whole number) so long as it beneficially owns at least 20% but less than 40% of our then-outstanding shares of common stock, and (iii) 10% of the directors (rounded up to the nearest whole number) so long as it beneficially owns at least 10% but less than 20% of our then-outstanding shares of common stock. Further, pursuant to the Phorm Stockholders Agreement, so long as Phorm beneficially owns 20% or more of the outstanding shares of our common stock, we will take all necessary action to cause a director nominated by Phorm to serve as chair of our board of directors.

The interests of these stockholders may not be the same as or may even conflict with your interests. The concentration of ownership and Phorm’s rights under the Phorm Stockholders Agreement might decrease the market price of our common stock by:
•delaying, deferring, or preventing a change in control of the Company, which could deprive our stockholders of an opportunity to receive a premium for their common stock as part of a sale of our company or our assets and might affect the prevailing market price of our common stock;
•impeding a merger, consolidation, takeover, or other business combination involving us; or
•discouraging a potential acquirer from making a tender offer or otherwise attempting to obtain control of the Company.
The significant concentration of stock ownership may also adversely affect the trading price of our common stock due to investors’ perception that conflicts of interest may exist or arise.
Risks Related to Our Business
We have a history of losses, anticipate increasing our operating expenses in the future, and may not be able to achieve or maintain profitability. If we cannot achieve or maintain profitability, stockholders could lose all or part of their investment.
Since our inception in 2007, we have generated minimal revenue and substantial net losses as we have devoted our resources to the development of our technology, and our business model has not been proven. As of March 31, 2023, we had an accumulated deficit of $209.2 million. For the years ended March 31, 2023 and 2022, our net loss was $30.6 million and $10.2 million, respectively. We expect our operating expenses to continue to increase in the future as we expand our sales and marketing efforts and continue to invest in our infrastructure and the research and development of our technologies. These efforts may be more costly than we expect, and we may not be able to increase our revenue to offset our increased operating expenses. Our revenue growth may be slower than anticipated or our revenue may decline for a number of other reasons, including slower growth of, or reduced demand for, GaN power management solutions, increased competition, or any failure to capitalize on growth opportunities. If we are unable to generate sufficient revenue, we may never become profitable or be able to maintain any future profitability. If this were to occur, our stockholders could lose all or part of their investment.
If we do not successfully complete either of the Short-term Financing Arrangements, we believe that our existing cash and cash equivalents and forecasted revenue will be sufficient to fund our operations into the second half of September 2023.
If the Rights Offering is fully subscribed, we intend to raise approximately $15 million in gross proceeds through the Rights Offering. We are also pursuing conventional asset-based debt financing initiatives that, if consummated and together with proceeds from a fully subscribed Rights Offering, would provide us with working capital well into the fiscal year ending March 31, 2025. There can be no assurance that the Rights Offering will be fully subscribed or that we will be successful in closing the debt financing. If the Rights Offering is completed but not fully subscribed or the debt financing is not closed, or does not raise the amounts that we hope for, our forecasted financial runway will be significantly reduced.
If we are unable to secure any additional funding through the Short-term Financing Arrangements, we believe that our existing cash and cash equivalents and forecasted revenue will be sufficient to fund our operations into the second half of September 2023. If we do not obtain any other financing, we would need to cease operations, liquidate our assets, and may seek the protection of applicable bankruptcy laws. Because all of our liabilities are senior to our common stock in our capital structure, any such liquidation or bankruptcy would likely result in the complete loss of your investment in our common stock. Therefore, trading in our securities is highly speculative and poses substantial risks.
Filing for bankruptcy would have a material adverse effect on our business, financial condition, results of operations and liquidity. If the bankruptcy proceeding was under Chapter 11 of the U.S. Bankruptcy Code, our senior management would be required to spend a significant amount of time and effort dealing with the reorganization instead of focusing exclusively on our business operations. Bankruptcy protection or any other liquidation proceedings would also make it very difficult to retain management and other key personnel necessary to operate our business, and we may lose our suppliers, customers and business partners, all of which would reduce the value of our assets and any potential value to our stockholders.

We intend to initiate a strategic review of opportunities to enhance stockholder value, and there can be no assurance that this strategic review will result in any transaction or that such transaction, if pursued, can be completed on attractive terms, or at all, or that such transaction will lead to increased stockholder value.
Assuming we are able to raise sufficient funds through the Short-term Financing Arrangements, we intend to initiate, in our second fiscal quarter ending September 30, 2023, a strategic review of opportunities to enhance stockholder value which may include, among other things, strategic partnerships with third parties with equity or debt investment, a sale of the Company or certain of our assets, strategic licensing, or other financing alternatives. Our strategic plans are not yet finalized and are subject to market conditions and other uncertainties. There can be no assurance that any strategic review will be successful, that it will result in a transaction on terms acceptable to us or our stockholders, or at all, or will result in increased stockholder value.
If we are unable to successfully execute our strategic review, or enter into a transaction on acceptable terms, we may be required to delay, limit or terminate our operations, liquidate our assets or restructure our liabilities, including potentially under the protection of applicable bankruptcy laws, any of which could result in the complete loss of your investment in our common stock.
Apart from the immediate capital needs that we hope to satisfy with the Short-term Financing Arrangements, our ability to continue as a going concern will still depend on us being able to raise significant additional capital to fund our operations, and this capital may be unavailable on attractive terms, if at all, and could dilute your investment.
Our recurring operating losses and current operating plans raise substantial doubt about our ability to continue as a going concern. We currently incur and historically have incurred losses from operations and expect to do so in the foreseeable future. During the year ended March 31, 2023, we raised gross proceeds of $16.0 million from selling shares of our common stock in private placements and used $26.5 million of cash in operations. As of March 31, 2023, we had $15.5 million in cash and cash equivalents. In April 2023, we raised gross proceeds of $7.3 million from the exercise of warrants and $2.0 million from selling shares of our common stock in a private placement, but also used $12.2 million of cash to repay our revolving loan with Nexperia when it matured on April 4, 2023.
Even if we successfully close the Short-term Financing Arrangements, we will be required to engage in additional equity or debt financings to secure additional funds. If we close one or more additional equity or convertible debt financings, our stockholders may experience significant dilution of their ownership interests, the rights given to new equityholders may be superior to those of our common stockholders and the per share value of our common stock could decline. Furthermore, if we engage in debt financing, the holders of debt would have priority over the holders of our common stock, and we may be required to accept terms that restrict our ability to run our business or incur additional indebtedness. The debt financing could also contain restrictive covenants that may impact how we run our business and could result in the loan being paid back in full immediately if we are in non-compliance. In addition, the current global macroeconomic environment may make it more difficult or preclude us from raising additional capital, increase our costs of capital and otherwise adversely affect our business, results of operations, financial condition and liquidity. If we are unable to raise additional capital when needed or on acceptable terms, we may not be able to, among other things:
•continue our business and operations;
•develop or enhance our products;
•continue to expand our sales and marketing and research and development organizations;
•acquire complementary technologies, products or businesses;
•expand operations, in the United States or internationally;
•hire, train and retain employees; or
•respond to competitive pressures or unanticipated working capital requirements.
Our failure to do any of these things could harm our business, financial condition and results of operations or require us to restructure our liabilities, including potentially under the protection of applicable bankruptcy laws.

We do not anticipate paying cash dividends and, accordingly, stockholders must rely on share appreciation for any return on their investment.
We have never declared or paid any dividends on our capital stock. We currently intend to retain our future earnings, if any, to fund the development and growth of our business and do not anticipate that we will declare or pay any cash dividends on our capital stock in the foreseeable future. As a result, capital appreciation, if any, of our common stock will be your sole source of gain on your investment for the foreseeable future. Investors seeking cash dividends should not invest in our common stock.

USE OF PROCEEDS
Although we cannot determine the actual amount of net proceeds we may receive from the sale of common stock in the Rights Offering until the Rights Offering is completed, if the Rights Offering is fully subscribed, we estimate that the aggregate net proceeds from the sale of common stock, after deducting estimated offering expenses, would be approximately $14.7 million.
We expect to use the net proceeds that we receive from the Rights Offering for working capital and other general corporate purposes. We have not determined the amount of net proceeds to be used specifically for such purposes. As a result, management will retain broad discretion over the allocation of net proceeds. Pending these uses, we may invest the net proceeds of the Rights Offering in short- and intermediate-term, interest-bearing obligations, investment-grade instruments, certificates of deposit or direct or guaranteed obligations of the U.S. government.

THE RIGHTS OFFERING
The following describes the Rights Offering in general and assumes, unless specifically provided otherwise, that you are a record holder of our common stock. If you hold your securities in a brokerage account or through a dealer or other nominee, please also refer to “—Notice to Brokers and Nominees” below.
Before deciding whether to exercise your subscription rights, you should carefully read this prospectus supplement and the accompanying prospectus, including the information set forth under the heading “Risk Factors” and the information that is incorporated by reference into this prospectus supplement and the accompanying prospectus.
General
We are conducting the Rights Offering in which we are distributing, at no charge to the holders of record of our outstanding shares of common stock, non-transferable subscription rights to purchase an aggregate of 4,545,454 shares of common stock to be issued by us. Each Eligible Stockholder will receive one subscription right for each share of common stock held as of the Record Date, which subscription right cannot be sold, transferred or assigned and may only be exercised by the Eligible Stockholder who received such subscription right. As of the Record Date, 59,374,057 shares of common stock were issued and outstanding.
Each subscription right carries with it (i) a basic subscription right, which entitles the holder to purchase 0.07655623 of a share of our common stock and (ii) an over-subscription privilege, which entitles each Eligible Stockholder that has exercised its basic subscription right in full to subscribe for additional shares of our common stock that are offered in the Rights Offering, to the extent other Eligible Stockholders have not exercised their basic subscription rights in full. The Subscription Price is $3.30 per whole share of common stock, payable in cash.
We are not offering, and will not accept, any subscriptions for fractional shares of common stock, and we will not issue fractional shares of common stock in the Rights Offering. If, pursuant to an Eligible Stockholder’s exercise of its subscription rights, the number of shares of common stock that such Eligible Stockholder would be entitled to receive would result in receipt of a fractional share, the aggregate number of shares of common stock the Eligible Stockholder is entitled to purchase will be rounded up to the nearest whole number. The Subscription Price must be paid for each whole share of common stock that is purchased.
If all Eligible Stockholders exercise their subscription rights in full or if some Eligible Stockholders exercise their over-subscription privilege such that the entire Rights Offering is subscribed for, we would (i) receive aggregate gross proceeds of approximately $15 million and (ii) issue 4,545,454 shares of our common stock, in each case, subject to increase, if necessary, to accommodate Eligible Stockholders that may purchase an additional share of common stock in lieu of receiving a fractional share since no fractional shares will be issued.
The subscription rights may be exercised at any time during the Subscription Period, which will commence on July 5, 2023, and will expire at 5:00 p.m., Eastern Daylight Time, on July 21, 2023, unless we extend such period. You may exercise some, all or none of your subscription rights. Subscription rights that are not exercised prior to the Expiration Time will expire and will have no value.
Reasons for the Rights Offering
We are conducting the Rights Offering in order to raise additional capital to enable us to continue our operations. if we do not successfully complete the Rights Offering and the asset-based debt financing initiatives that we are concurrently pursuing, we believe that our existing cash and cash equivalents and forecasted revenue will be sufficient to fund our operations into the second half of September 2023.
Participation of Our Directors, Executive Officers and Significant Stockholders
Our directors and executive officers who owned shares of common stock as of the Record Date are permitted, but not required, to participate in the Rights Offering on the same terms and conditions applicable to all Eligible Stockholders. Any such director or executive officer who subscribes for shares of common stock in the Rights Offering will pay $3.30 per whole share of common stock, the same Subscription Price paid by all other Eligible Stockholders who exercise their subscription rights in the Rights Offering.
Phorm (an affiliate of which serves on our board of directors), which beneficially owned approximately 38.52% of our common stock outstanding as of the Record Date, has indicated an intent to exercise its basic subscription rights in full. In addition, our directors and executive officers, who together beneficially owned approximately 2.55% of our common stock outstanding as of the Record Date, and certain other stockholders that each beneficially owned more than 5% of our common stock outstanding as of the Record Date, have indicated an intent to participate in the Rights Offering. These indications are non-binding and there can be no assurances to what extent, if any, Phorm, our directors, our executive officers or these other stockholders will choose to participate in the Rights Offering.

Subscription Rights
Each subscription right provides you the basic subscription right and the over-subscription privilege. As described below, you may exercise all or a portion of your subscription rights or you may choose not to exercise any of your subscription rights at all.
Basic Subscription Right
With your basic subscription right, you may purchase 0.07655623 of a share of our common stock per subscription right, upon delivery of the required documents and payment of the Subscription Price of $3.30 per whole share of common stock. You are not required to exercise all of your basic subscription rights unless you wish to purchase shares of common stock under your over-subscription privilege.
No fractional shares of our common stock will be issued upon the exercise of any subscription rights. If, pursuant to the exercise of your subscription rights, the number of shares of common stock you would be entitled to receive would result in receipt of a fractional share, the aggregate number of shares of common stock you are entitled to purchase will be rounded up to the nearest whole number. The Subscription Price must be paid for each whole share of common stock that is purchased. We will deliver to you the shares of common stock which you purchased with your basic subscription right as soon as practicable following the Expiration Time.
Over-Subscription Privilege
In addition to your basic subscription right, you may subscribe for additional shares of our common stock, upon delivery of the required documents and payment of the Subscription Price of $3.30 per whole share of common stock, prior to the Expiration Time. You may only exercise your over-subscription privilege if you exercised your basic subscription right in full and other Eligible Stockholders do not exercise their basic subscription rights in full.
To determine if you have fully exercised your basic subscription right, we will consider only the basic subscription rights held by you in the same capacity. For example, suppose that you were granted rights for shares of our common stock which you own individually and for shares of our common stock which you own collectively with your spouse. If you wish to exercise your over-subscription privilege with respect to the subscription rights you own individually, but not with respect to the subscription rights you own collectively with your spouse, you only need to fully exercise your basic subscription right with respect to your individually owned subscription rights. You do not have to subscribe for any shares under the basic subscription right owned collectively with your spouse to exercise your individual over-subscription privilege.
When you complete the portion of your rights certificate to exercise your over-subscription privilege, you will be representing and certifying that you have fully exercised your basic subscription rights as to shares of our common stock which you hold in that capacity. You must exercise your over-subscription privilege at the same time you exercise your basic subscription right in full.
In connection with the exercise of the over-subscription privilege, custodian banks, brokers, dealers and other nominee holders of subscription rights who act on behalf of beneficial owners will be required to certify to us and to the Subscription Agent as to the aggregate number of subscription rights exercised, and the number of shares of common stock requested through the over-subscription privilege, by each beneficial owner on whose behalf the nominee holder is acting.
If you have properly exercised your over-subscription privilege, we will issue the shares of common stock purchased in the Rights Offering to the record holder as soon as practicable after the Expiration Time and after all allocations and adjustments have been effected.
Pro Rata Allocation
As soon as practicable after the Expiration Time, the Subscription Agent will determine the number of shares of common stock available for purchase pursuant to exercise of over-subscription privileges. If there are not enough shares of common stock to satisfy all subscription requests made under the over-subscription privilege, the available shares of common stock issuable in the Rights Offering will be distributed proportionately among those Eligible Stockholders who fully exercised their basic subscription right and exercise their over-subscription privilege, based on the number of shares each Eligible Stockholder subscribed for under the basic subscription right. The available shares of common stock will be distributed proportionately until either all shares of common stock issuable in the Rights Offering have been allocated or all over-subscription requests have been fulfilled, whichever occurs earlier. If a pro rata allocation of the remaining shares would result in the allocation to you of a greater number of shares than you subscribed for under your over-subscription request, then we will allocate to you only the number of shares for which you subscribed and we will allocate the remaining shares among all other Eligible Stockholders exercising their over-subscription privileges.

Return of Excess Payment
If you exercise your over-subscription privilege and are allocated less than all of the shares for which you subscribed, your excess payment for shares that were not allocated to you will be returned, without interest or penalty, as soon as practicable after the Expiration Time.
Expiration Time
The subscription rights will expire and will have no value unless exercised prior to 5:00 p.m., Eastern Daylight Time, on July 21, 2023, unless the Subscription Period is extended. We reserve the right to extend the Subscription Period. We will notify you of any extension of the Subscription Period by issuing a press release no later than 9:00 a.m., Eastern Daylight Time, on the next business day after the previously scheduled Expiration Time.
You must properly complete the enclosed rights certificate and deliver it, along with the aggregate Subscription Price (without any deductions for wire transfer fees, bank charges or similar fees) and any other materials required pursuant to the instruction letter that accompanies the rights certificate, to the Subscription Agent prior to the Expiration Time.
“Street name” holders should follow the subscription instructions and deadlines set by their broker, dealer, custodian bank or other nominee.
If you elect to exercise any subscription rights and timely submit all required documents and payment prior to the Expiration Time, your subscription rights will be considered exercised at the Expiration Time. We will not be obligated to honor any purported exercise of subscription rights which the Subscription Agent receives after the Expiration Time, regardless of when you sent the documents regarding that exercise. Any payment of the aggregate Subscription Price for shares of common stock not allocated or validly purchased will be returned, without interest or penalty, as soon as practicable following the Expiration Time. We expect to deliver the shares of common stock purchased in the Rights Offering on or about July 28, 2023.
Amendment, Extension or Termination
We may, in our sole discretion, amend the terms of the Rights Offering or modify the Subscription Period of the Rights Offering at any time prior to the Expiration Time; however, we do not currently intend to do so. We may also terminate the Rights Offering at any time and for any reason prior to the Expiration Time. If we terminate the Rights Offering, in whole or in part, all subscription rights will expire without value, and all payments of the aggregate Subscription Price received by the Subscription Agent will be returned, without interest or penalty, as soon as practicable.
Any amendment, extension or termination of the Rights Offering will be followed promptly by a public announcement thereof which, in the case of an extension, will be made no later than 9:00 a.m., Eastern Daylight Time, on the next business day after the previously scheduled Expiration Time.
Segregated Account; Return of Funds
The Subscription Agent will hold all funds it receives in payment for shares of common stock in a segregated bank account until the closing or termination of the Rights Offering. If the Rights Offering is terminated for any reason, the Subscription Agent will return this money to subscribers, without interest or penalty, as soon as practicable.
Transferability of Subscription Rights
The subscription rights are not transferable. You may not sell, transfer or assign your subscription rights to anyone else. The subscription rights will not be listed on Nasdaq or any other stock exchange or market or on the OTC Bulletin Board.
No Revocation or Change
Once you submit the rights certificate, your other required documents, and your payment to exercise any subscription rights, you are not allowed to revoke, cancel or change the exercise of your subscription rights or request a refund of monies paid. All exercises of subscription rights are irrevocable, even if you subsequently learn information about us that you consider to be unfavorable, our stock price declines, or you otherwise change your investment decision. You should not exercise your subscription rights unless you are certain that you wish to purchase our common stock pursuant to the Rights Offering.
Procedures for Exercising Subscription Rights
To exercise your subscription rights, you must take the following steps:
•If you are an Eligible Stockholder and wish to participate in the Rights Offering, you must deliver a properly completed and signed rights certificate, together with payment of the aggregate Subscription Price, including the additional amount to reflect the whole share you will receive in lieu of a fractional share (without any deductions for wire transfer fees, bank charges or similar fees), and any other materials required pursuant to the instruction letter that accompanies the rights certificate, to the Subscription Agent prior to the Expiration Time, which is 5:00 p.m., Eastern Daylight Time, on July 21, 2023, unless we extend such period.
Please follow the delivery instructions on the rights certificate. DO NOT DELIVER COMPLETED RIGHTS CERTIFICATES OR PAYMENTS DIRECTLY TO THE COMPANY. You are solely responsible for completing delivery to the Subscription Agent of your rights certificate and payment of your aggregate Subscription Price, including the additional amount to reflect the whole share you will receive in lieu of a fractional share (without any deductions for wire transfer fees, bank charges or similar fees), and any other materials required pursuant to the instruction letter that accompanies the rights certificate in respect of the subscription rights you intend to exercise. You should allow sufficient time for delivery of your rights certificate and payment of the aggregate Subscription Price to the Subscription Agent so that the Subscription Agent receives them by 5:00 p.m., Eastern Daylight Time, on July 21, 2023, unless such date is extended by us.
If you send a payment that is insufficient to purchase the number of shares of common stock you requested, or if the number of shares of common stock you requested is not specified in the forms, the Subscription Agent will have the right to reject and return your rights certificate for correction, if the Expiration Time has not passed. If the payment exceeds the Subscription Price for the full exercise of your subscription rights, or if you subscribe for more shares of common stock than you are eligible to purchase, then the excess payment will be returned to you as soon as practicable, without interest or penalty.
If you are otherwise ineligible to exercise subscription rights, your entire payment received by the Subscription Agent will be returned to you as soon as practicable, without interest or penalty, following the Expiration Time.
•If your shares of common stock are held in “street name” through a broker, dealer, custodian bank or other nominee, then your broker, dealer, custodian bank or other nominee is the record holder of the subscription rights you own. Your broker, dealer, custodian bank or other nominee will notify you of the Rights Offering. The record holder must exercise the subscription rights and send payment of the aggregate Subscription Price, including the additional amount to reflect the whole share you will receive in lieu of a fractional share (without any deductions for wire transfer fees, bank charges or similar fees) on your behalf. If you wish to exercise subscription rights in the Rights Offering, you should contact your broker, dealer, custodian bank or other nominee as soon as possible. You will not receive a rights certificate from us. Please follow the instructions of your broker, dealer, custodian bank or other nominee. Your broker, dealer, custodian bank or other nominee may establish a submission deadline that is before the Expiration Time.
If you elect to exercise any subscription rights and timely submit all required documents and payment prior to the Expiration Time, your subscription rights will be considered irrevocably exercised.
Instructions for Completing your Rights Certificate
You should read the instruction letter carefully and strictly follow it. DO NOT DELIVER COMPLETED RIGHTS CERTIFICATES OR PAYMENTS DIRECTLY TO THE COMPANY.
We will not consider your subscription to exercise your subscription rights received until the Subscription Agent has received delivery of a properly completed and duly executed rights certificate, payment of the aggregate Subscription Price, including the additional amount to reflect the whole share you will receive in lieu of a fractional share (without any deductions for wire transfer fees, bank charges or similar fees), and any other materials required pursuant to the instruction letter that accompanies the rights certificate. The risk of delivery of all documents and payments is borne by you or your broker, dealer, custodian bank or other nominee, not by the Subscription Agent or us.
The method of delivery of rights certificates and payment of the aggregate Subscription Price to the Subscription Agent will be at the risk of the applicable Eligible Stockholder. If sent by mail, we recommend that you send rights certificates and payments by registered mail, postage prepaid, properly insured, with return receipt requested, and that you allow a sufficient number of days to ensure delivery to the Subscription Agent and clearance of payment before the Expiration Time.
Payment Methods
Payments submitted to the Subscription Agent must be made in full in U.S. currency by delivering:
•a wire transfer of immediately available funds to accounts maintained by the Subscription Agent for purposes of accepting subscriptions in the Rights Offering;
•a certified check, bank draft, or cashier’s check drawn against a U.S. bank payable to the Subscription Agent;
•U.S. Postal money order payable to the Subscription Agent; or

•an uncertified personal check drawn against a U.S. bank payable to the Subscription Agent.
To be effective, any payment related to the exercise of a subscription right must be received by the Subscription Agent and clear prior to the Expiration Time. To ensure sufficient payment, payments should be rounded up to the nearest whole penny. You are responsible for all bank or similar fees and charges related to submission of your payment. You are also responsible for obtaining payment in proper form of the aggregate Subscription Price in respect of the subscription rights you intend to exercise, notwithstanding any limitations on the amount of payment that may be imposed by the institution facilitating your chosen form of payment.
Payment of the Subscription Price related to the exercise of a subscription right received after the Expiration Time will not be honored, and the Subscription Agent will return your payment to you, without interest or penalty, as soon as practicable following the Expiration Time.
The Subscription Agent will be deemed to receive payment of the Subscription Price related to the exercise of a subscription right upon:
•receipt of collected funds wired in the Subscription Agent’s account;
•receipt by the Subscription Agent of a certified check, bank draft, or cashier’s check drawn upon a U.S. bank;
•receipt by the Subscription Agent of a U.S. Postal money order; or
•clearance of a uncertified personal check drawn against a U.S. bank.
Please note that funds paid by uncertified personal check may take at least five (5) business days to clear. Accordingly, if you wish to pay by means of an uncertified personal check, we urge you to make payment sufficiently in advance of the Expiration Time to ensure that the Subscription Agent receives cleared funds before that time.
Missing or Incomplete Subscription Information
If you do not indicate the number of subscription rights being exercised or do not forward full payment of the aggregate Subscription Price, including the additional amount to reflect the whole share you will receive in lieu of a fractional share, for the number of subscription rights that you indicate are being exercised, the Subscription Agent will have the right to reject and return your rights certificate for correction, if the Expiration Time has not passed. If we do not apply your full Subscription Price payment to your purchase of the shares of common stock, the Subscription Agent will return the excess amount to you, without interest or penalty, as soon as practicable after the Expiration Time. If you are otherwise ineligible to exercise subscription rights, your entire payment received by the Subscription Agent will be returned to you as soon as practicable, without interest or penalty, following the Expiration Time. We reserve the right, in our sole discretion, to waive any defect or irregularity, or permit a defect or irregularity to be corrected within a time frame that we may determine. We may also, in our sole discretion, reject any or all subscriptions not properly or timely submitted or completed or the acceptance of which would, in the opinion of our counsel, be unlawful.
Notice to Brokers and Nominees
If you are a broker, dealer, custodian bank or other nominee holder that holds shares of common stock for the account of others on the Record Date, you should notify the respective beneficial owners of such shares of common stock of the Rights Offering as soon as possible to learn their intentions with respect to exercising their subscription rights. You should obtain instructions from the beneficial owner with respect to their subscription rights, as set forth in the instructions we have provided to you for your distribution to beneficial owners. If the beneficial owner so instructs, you should complete the appropriate rights certificates and submit them and the other required documents to the Subscription Agent through DTC’s Automated Subscription Offer Program, or ASOP, with the proper payment of the aggregate Subscription Price, including the additional amount to reflect the whole share you will receive in lieu of a fractional share, for such beneficial owner’s subscription. If you hold shares of common stock for the account(s) of more than one beneficial owner, you may exercise the number of subscription rights to which all such beneficial owners in the aggregate otherwise would have been entitled had they been direct record holders of our eligible securities on the Record Date; provided that you, as a nominee record holder, make a proper showing to the Subscription Agent by submitting the form entitled “Nominee Holder Certification” that we will provide to you with your Rights Offering materials. If you did not receive this form, you should contact the Subscription Agent to request a copy.
Beneficial Owners
If your shares of common stock are held in “street name” — in the name of a broker, dealer, custodian bank or other nominee — you will not receive a rights certificate and you will need to coordinate with your broker, dealer, custodian bank or other nominee to act for you. Please follow the instructions of your broker, dealer, custodian bank or other nominee in exercising your subscription rights. Your broker, dealer, custodian bank or other nominee may establish a submission deadline that is before the Expiration Time. We assume no responsibility in respect of the timely administration of your broker, dealer, custodian bank or other nominee to perform its obligations on your behalf.
No Fractional Shares of Common Stock
We will not issue fractional shares of our common stock. If, pursuant to an Eligible Stockholder’s exercise of its subscription rights, the number of shares of common stock that such Eligible Stockholder would be entitled to receive would result in receipt of a fractional share, the aggregate number of shares of common stock the Eligible Stockholder is entitled to purchase will be rounded up to the nearest whole number. The Subscription Price must be paid for each whole share of common stock that is purchased.
No Recommendation to Eligible Stockholders
Our board of directors is not making any recommendation regarding your exercise of subscription rights in the Rights Offering. Further, we have not authorized anyone to make any recommendation. Holders who exercise subscription rights will incur investment risk on new money invested. You should make your decision based on your assessment of our business and financial condition, your personal investment objectives, tolerance for risk and financial situation, our prospects for the future, the terms of the Rights Offering and the information contained in, or incorporated by reference into, this prospectus supplement, as it may be supplemented from time to time. See “Risk Factors” in this prospectus supplement and the accompanying prospectus and in any document incorporated by reference into this prospectus supplement or the accompanying prospectus.
Fees and Expenses
We will pay all fees charged by the Subscription Agent and Information Agent. You are responsible for paying any other commissions, fees, taxes or other expenses incurred in connection with the exercise of the subscription rights, including all bank or similar fees and charges related to submission of your payment. Neither we nor the Subscription Agent will pay such commissions, fees, taxes, expenses or other charges.
Our Decisions are Binding
All questions concerning the timeliness, validity, form and eligibility of any exercise of subscription rights will be determined by us in our sole discretion. Our determinations will be final and binding. We reserve the right, in our sole discretion, to waive any defect or irregularity, or permit a defect or irregularity to be corrected within a time frame that we may determine. We may also, in our sole discretion, reject the attempt to exercise any subscription right. Subscriptions will not be deemed to have been received or accepted until all irregularities have been waived or cured within the time that we determine. Neither we nor the Subscription Agent will be under any duty to give notice of any defect or irregularity in connection with the submission of rights certificates.
Subscription Agent
Broadridge Corporate Issuer Solutions, LLC is acting as the Subscription Agent for the Rights Offering under an agreement with us. All rights certificates, payments of the Subscription Price and nominee holder certifications, to the extent applicable to your exercise of subscription rights, must be delivered to the Subscription Agent at the following address:

By Mail: Broadridge Corporate Issuer Solutions, LLC Attn: BCIS Re-Organization Dept. P.O. Box 1317 Brentwood, NY 11717-0718	By Overnight Delivery: Broadridge Corporate Issuer Solutions, LLC Attn: BCIS IWS 51 Mercedes Way Edgewood, NY 11717

Information Agent
Broadridge Corporate Issuer Solutions, LLC is acting as the Information Agent for the Rights Offering under an agreement with us.
If you have any questions regarding the Rights Offering, completing a rights certificate or submitting payment in the Rights Offering, please contact the Information Agent at the following address and telephone number:
Broadridge Corporate Issuer Solutions, LLC
Attn: BCIS Re-Reorganization Dept.
P.O. Box 1317
Brentwood, NY 11717-0718
telephone: 1-888-789-8409
email: shareholder@broadridge.com

Other Matters
This prospectus supplement shall not constitute an offer to sell or a solicitation of an offer to buy any securities other than the subscription rights and shares of common stock nor shall there be any offer, solicitation or sale of the securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification of the securities under the securities laws of such state or jurisdiction. We are not making the Rights Offering in any state or other jurisdiction in which it is unlawful to do so, nor are we distributing or accepting any offers to purchase any shares of common stock from Eligible Stockholders who are residents of those states or other jurisdictions or who are otherwise prohibited by federal, state or foreign laws or regulations from accepting or exercising the subscription rights. We may delay the commencement of the Rights Offering in those states or other jurisdictions, or change the terms of the Rights Offering, in whole or in part, in order to comply with the securities laws or other legal requirements of those states or other jurisdictions. Subject to state or foreign securities laws and regulations, we also have the discretion to delay allocation and distribution of any common stock you may elect to purchase by exercise of your subscription rights in order to comply with state or foreign securities laws. We may decline to make modifications to the terms of the Rights Offering requested by those states or other jurisdictions, in which case, if you are a resident in those states or jurisdictions or if you are otherwise prohibited by federal, state or foreign laws or regulations from accepting or exercising the subscription rights, you will not be able to participate in the Rights Offering.

DESCRIPTION OF CAPITAL STOCK
The following descriptions of our capital stock and certain provisions of our amended and restated certificate of incorporation and amended and restated bylaws are summaries and are qualified by reference to these documents, which were filed with the SEC and are referenced in the exhibits to our registration statement, of which this prospectus supplement forms a part.
Authorized Capital Stock
Our authorized capital stock consists of 755,000,000 shares, with a par value of $0.0001 per share, of which:
•750,000,000 shares are designated as common stock; and
•5,000,000 shares are designated as preferred stock.
Common Stock
Voting Rights
Each holder of common stock is entitled to one vote for each share on all matters submitted to a vote of the stockholders, including the election of directors. Our certificate of incorporation and bylaws do not provide for cumulative voting rights. Because of this, the holders of a plurality of the shares of common stock entitled to vote in any election of directors can elect all of the directors standing for election, if they should so choose. With respect to matters other than the election of directors, at any meeting of the stockholders at which a quorum is present or represented, the affirmative vote of a majority of the voting power of the shares present in person or represented by proxy at such meeting and entitled to vote on the subject matter shall be the act of the stockholders, except as otherwise required by law. The holders of a majority of the stock issued and outstanding and entitled to vote, present in person or represented by proxy, shall constitute a quorum for the transaction of business at all meetings of the stockholders.
Dividends
Subject to preferences that may be applicable to any then-outstanding convertible preferred stock, holders of our common stock are entitled to receive dividends, if any, as may be declared from time to time by our board of directors out of legally available funds.
Liquidation
In the event of our liquidation, dissolution, or winding up, holders of our common stock will be entitled to share ratably in the net assets legally available for distribution to stockholders after the payment of all of our debts and other liabilities and the satisfaction of any liquidation preference granted to the holders of any then-outstanding shares of convertible preferred stock.
No Preemptive or Similar Rights
Our common stock is not entitled to preemptive rights, and is not subject to conversion, redemption or sinking fund provisions.
Fully Paid and Non-Assessable
All issued and outstanding shares of our common stock are fully paid and nonassessable.
Preferred Stock
Our board of directors has the authority, without further action by the stockholders, to issue up to 5,000,000 shares of preferred stock in one or more series and to fix the rights, preferences, privileges and restrictions thereof. These rights, preferences, and privileges could include dividend rights, conversion rights, voting rights, redemption rights, liquidation preferences, sinking fund terms, and the number of shares constituting any series or the designation of such series, any or all of which may be greater than the rights of common stock. The issuance of preferred stock could adversely affect the voting power of holders of common stock and the likelihood that such holders will receive dividend payments and payments upon liquidation. In addition, the issuance of preferred stock could have the effect of delaying, deferring or preventing a change in our control or other corporate action.
Anti-Takeover Effects of Certain Provisions of Delaware Law, Our Amended and Restated Certificate of Incorporation and Our Amended and Restated Bylaws
Certain provisions of Delaware law and certain provisions included in our certificate of incorporation and bylaws summarized below may be deemed to have an anti-takeover effect and may delay, deter, or prevent a tender offer or takeover attempt that a stockholder might consider to be in its best interests, including attempts that might result in a premium being paid over the market price for the shares held by stockholders.
Preferred Stock
Our certificate of incorporation contains provisions that permit our board of directors to issue, without any further vote or action by the stockholders, shares of preferred stock in one or more series and, with respect to each such series, to fix the number of shares constituting the series and the designation of the series, the voting rights (if any) of the shares of the series and the powers, preferences, or relative, participation, optional, and other special rights, if any, and any qualifications, limitations, or restrictions, of the shares of such series.
Classified Board
Our certificate of incorporation provides that our board of directors shall be divided into three classes of directors, with the classes as nearly equal in number as practicable, and with the directors serving three-year terms. As a result, approximately one-third of our board of directors will be elected each year. The classification of directors has the effect of making it more difficult for stockholders to change the composition of our board of directors. Our certificate of incorporation also provides that, subject to any rights of holders of preferred stock to elect additional directors under specified circumstances, the number of directors is, and will continue to be, fixed exclusively pursuant to a resolution adopted by our board of directors.
Removal of Directors
Our certificate of incorporation provides that stockholders may only remove a director for cause by a vote of no less than a majority of the shares present in person or by proxy at the meeting and entitled to vote.
Director Vacancies
Our certificate of incorporation authorizes only our board of directors to fill vacant directorships.
No Cumulative Voting
Our certificate of incorporation provides that stockholders do not have the right to cumulate votes in the election of directors.
Special Meetings of Stockholders
Our certificate of incorporation and bylaws provide that, except as otherwise required by law, special meetings of the stockholders may be called only by the chairperson of our board of directors, the chief executive officer, the president (in the absence of a chief executive officer), or our board of directors acting pursuant to a resolution adopted by board members constituting a majority of the total number of authorized directorships.
Advance Notice Procedures for Director Nominations
Our bylaws provide that stockholders seeking to nominate candidates for election as directors at an annual or special meeting of stockholders must provide timely notice thereof in writing. Our bylaws also specify certain requirements regarding the form and content of a stockholder’s notice. Although the bylaws do not give our board of directors the power to approve or disapprove stockholder nominations of candidates to be elected at an annual meeting, the bylaws may have the effect of precluding the conduct of certain business at a meeting if the proper procedures are not followed or may discourage or deter a potential acquirer from conducting a solicitation of proxies to elect its own slate of directors or otherwise attempting to obtain control of the Company.
Action by Written Consent
Our certificate of incorporation and bylaws provide that any action to be taken by the stockholders must be effected at a duly called annual or special meeting of stockholders and may not be effected by written consent.
Amending Our Certificate of Incorporation and Bylaws
Our certificate of incorporation provides that the affirmative vote of the holders of at least 66 2/3% of the total voting power of the outstanding shares of all classes of capital stock entitled to vote thereon, voting together as a single class, is required to amend certain provisions of our certificate of incorporation. Our bylaws may be adopted, amended, altered or repealed by stockholders only upon approval of at least 66 2/3% of the total voting power of the outstanding shares of all classes of capital stock entitled to vote thereon, voting together as a single class. Additionally, our certificate of incorporation provides that our bylaws may be amended, altered or repealed by the board of directors.
Authorized but Unissued Shares
Our authorized but unissued shares of common stock and preferred stock will be available for future issuances without stockholder approval, except as required by the listing standards of any exchange upon which our common stock may become listed, and could be utilized for a variety of corporate purposes, including future offerings to raise additional capital, acquisitions and employee benefit plans. The existence of authorized but unissued and unreserved common stock and preferred stock could render more difficult or discourage an attempt to obtain control of the Company by means of a proxy contest, tender offer, merger, or otherwise.
Exclusive Jurisdiction
Our bylaws provide that, unless we consent to the selection of an alternative forum, the Court of Chancery of the State of Delaware, or if the Court of Chancery does not have jurisdiction, the federal district court for the District of Delaware, is the exclusive forum for (i) any derivative action or proceeding brought on behalf of us, (ii) any action asserting a claim of breach of a fiduciary duty owed by any director, stockholder, officer, or other employee to us or our stockholders, (iii) any action arising pursuant to any provision of the Delaware General Corporation Law (the “DGCL”) or our certificate of incorporation or bylaws (as either may be amended from time to time), or (iv) any action asserting a claim governed by the internal affairs doctrine, except, in each case, (A) any claim as to which such court determines that there is an indispensable party not subject to the jurisdiction of such court (and the indispensable party does not consent to the personal jurisdiction of such court within 10 days following such determination), (B) which is vested in the exclusive jurisdiction of a court or forum other than such court, or (C) for which such court does not have subject matter jurisdiction. Our bylaws also provide that unless we consent in writing to the selection of an alternative forum, that the federal district courts of the United States of America shall be the exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act. Any person or entity purchasing or otherwise acquiring any interest in any of our securities shall be deemed to have notice of and consented to these provisions. These exclusive-forum provisions may limit a stockholder’s ability to bring a claim in a judicial forum of its choosing for disputes with us or our directors, officers, or other employees, which may discourage lawsuits against us and our directors, officers, and other employees.
Business Combinations with Interested Stockholders
We have opted out of Section 203 of the DGCL. However, our certificate of incorporation contains similar provisions providing that we may not engage in certain “business combinations” with any “interested stockholder” for a three-year period following the time that the stockholder became an interested stockholder, unless:
•prior to this time, our board of directors approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder;
•upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of our voting stock outstanding at the time the transaction commenced, excluding certain shares; or
•at or subsequent to such time, the business combination is approved by our board of directors and authorized at an annual or special meeting of stockholders, and by the affirmative vote of holders of at least 66 and 2/3% of the outstanding voting stock that is not owned by the interested stockholder.
Generally, a “business combination” includes a merger, asset, or stock sale or other transaction resulting in a financial benefit to the interested stockholder. Subject to certain exceptions (including a provision that provides that Phorm and certain of its affiliates and any of their direct or indirect transferees and any group as to which such persons are a party shall not be deemed to be “interested stockholders”), an “interested stockholder” is a person who, together with that person’s affiliates and associates, owns, or within the previous three years owned, 15% or more of our outstanding voting stock. For purposes of this section only, “voting stock” has the meaning given to it in Section 203 of the DGCL.
The provisions of our certificate of incorporation and bylaws could have the effect of discouraging others from attempting hostile takeovers and, as a consequence, they may also inhibit temporary fluctuations in the market price of our common stock that often result from actual or rumored hostile takeover attempts. For example, under certain circumstances, our charter provisions regarding certain “business combinations” will make it more difficult for a person who would be an “interested stockholder” to effect various business combinations with the Company for a three-year period. This provision may encourage companies interested in acquiring us to negotiate in advance with our board of directors because the stockholder approval requirement would be avoided if our board of directors approves either the business combination or the transaction which results in the stockholder becoming an interested stockholder. These provisions may also have the effect of preventing changes in management or in our board of directors. It is possible that these provisions may make it more difficult to accomplish transactions that stockholders may otherwise deem to be in their best interests.
Transfer Agent
The transfer agent and registrar for our common stock is Pacific Stock Transfer Company. The transfer agent and registrar’s address is 6725 Via Austi Parkway, Suite 300, Las Vegas, Nevada 89119.

MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES
The following summary does not purport to be a complete analysis of all of the potential U.S. federal income tax considerations, and does not address any tax consequences arising under any state, local or non-U.S. tax laws or any other U.S. federal tax laws, including the U.S. federal estate or gift tax laws. This discussion applies only to holders that are U.S. persons (as defined below) and does not address all aspects of U.S. federal income taxation that may be relevant to holders in light of their particular circumstances or to holders who may be subject to special tax treatment under the Code, including, without limitation, holders who are dealers in securities or non-U.S. currency, non-U.S. persons, certain former citizens or long-term residents of the United States, insurance companies, tax-exempt organizations, banks, financial institutions or broker-dealers, holders who hold our common stock as part of a hedge, straddle, conversion or other risk reduction transaction, or holders who acquired our common stock pursuant to the exercise of compensatory stock options or otherwise as compensation.
This summary is of a general nature only and is not intended to constitute a complete analysis of all tax consequences relating to the receipt, exercise and expiration of the subscription rights, the ownership and disposition of our common stock acquired upon exercise of the subscription rights. It is not intended to constitute, and should not be construed to constitute, legal or tax advice to any particular holder. This discussion neither binds nor precludes the Internal Revenue Service (“IRS”) from adopting a position contrary to, or otherwise challenging, the positions addressed in this prospectus supplement, and we cannot assure you that such a contrary position could not be asserted successfully by the IRS or adopted by a court if the position or matter was litigated. We have not sought, and will not seek, either (i) a ruling from the IRS or (ii) an opinion from legal counsel, in either instance regarding the tax considerations discussed herein. Holders should consult their own tax advisors as to the tax consequences in their particular circumstances.
For purposes of this discussion, a “U.S. person” means a beneficial owner of subscription rights that is:
•An individual who is a citizen or resident of the United States;
•A corporation (or entity treated as a corporation for U.S. federal income tax purposes) created or organized, or treated as created or organized, in or under the laws of the United States, any state thereof or the District of Columbia;
•An estate whose income is subject to U.S. federal income tax regardless of its source; or
•A trust (i) if a U.S. court can exercise primary supervision over the trust’s administration and one or more U.S. persons are authorized to control all substantial decisions of the trust, or (ii) that has a valid election in effect under applicable Treasury Regulations to be treated as a U.S. person.
If a partnership (including any entity treated as a partnership for U.S. federal income tax purposes) receives the subscription rights or holds the stock received upon exercise of the subscription right, the tax treatment of a partner in such partnership generally will depend upon the status of the partner and the activities of the partnership. Such a partner and the partnership are urged to consult their own tax advisors as to the U.S. federal income tax consequences of receiving the subscription rights and exercising (or allowing to expire) the subscription right.
EACH HOLDER OF SHARES OF OUR COMMON STOCK IS STRONGLY URGED TO CONSULT SUCH HOLDER’S OWN TAX ADVISORS REGARDING THE SPECIFIC FEDERAL, STATE, LOCAL AND NON-U.S. INCOME AND OTHER TAX CONSIDERATIONS OF THE RECEIPT AND EXERCISE OF THE SUBSCRIPTION RIGHTS AND THE OWNERSHIP AND DISPOSITION OF OUR COMMON STOCK ACQUIRED UPON EXERCISE OF THE SUBSCRIPTION RIGHTS.

U.S. Federal Income Tax Considerations Applicable to the Receipt of Subscription Rights
Receipt of Subscription Rights
Although the authorities governing transactions such as this Rights Offering are complex and unclear in certain respects, we believe and intend to take the position that the distribution of subscription rights to a holder with respect to such holder’s shares of common stock should generally be treated, for U.S. federal income tax purposes, as a non-taxable distribution.
However, the general rule regarding nonrecognition is subject to certain exceptions, including if receipt by a holder of subscription rights is part of a “disproportionate distribution.” A “disproportionate distribution” is a distribution or a series of distributions, including deemed distributions, that has the effect of the receipt of cash or other property by some holders and an increase in the proportionate interest of other holders in our assets or earnings and profits. During the last 36 months, we have not made any distributions of cash or other property with respect to our stock, nor do we have any current intention of making any distributions with respect to our stock. Currently, our common stock is our sole outstanding class of stock, and we have no current intention of issuing another class of stock or convertible debt. However, the fact that we have outstanding options, warrants and similar equity-based awards could cause, under certain circumstances that cannot currently be predicted, the receipt of subscription rights pursuant to this Rights Offering to be part of a disproportionate distribution. The Company intends to take the position that the outstanding options, warrants and similar equity-based awards do not cause the subscription rights issued pursuant to this Rights Offering to be part of a disproportionate distribution, but there can be no assurances in this regard.
Our position regarding the tax-free treatment of the receipt of subscription rights is not binding on the IRS or the courts. If this position is finally determined to be incorrect, whether on the basis that the issuance of the subscriptions rights is a “disproportionate distribution” or otherwise, the fair market value of the subscription rights would be taxable to holders of our common stock as a dividend to the extent of the holder’s pro rata share of our current and accumulated earnings and profits, if any, with any excess being treated as a return of capital to the extent of the holder’s basis in shares of our common stock and thereafter as capital gain.
The following discussion assumes that the receipt by a holder of subscription rights with respect to such holder’s common stock pursuant to this Rights Offering is non-taxable for U.S. federal income tax purposes.
Tax Basis in the Subscription Rights
A holder’s tax basis in its subscription rights will depend on the relative fair market value of the subscription rights received by such holder and the common stock owned by such holder at the time the subscription rights are distributed. If either (i) the fair market value of the subscription rights on the date such subscription rights are distributed is equal to at least 15% of the fair market value on such date of the common stock with respect to which the subscription rights are received or (ii) the holder elects, in its U.S. federal income tax return for the taxable year in which the subscription rights are received, to allocate part of its tax basis in such common stock to the subscription rights, then upon exercise of the subscription rights, the holder’s tax basis in the common stock will be allocated between the common stock and the subscription rights in proportion to their respective fair market values on the date the subscription rights are distributed. If the subscription rights received by a holder have a fair market value that is less than 15% of the fair market value of the common stock owned by such holder at the time the subscription rights are distributed, the holder’s tax basis in its subscription rights will be zero unless the holder elects to allocate its adjusted tax basis in the common stock owned by such holder in the manner described in the previous sentence. The fair market value of the subscription rights on the date the subscription rights are received is uncertain, and we have not obtained, and do not intend to obtain, an appraisal of the fair market value of the subscription rights as of that date. Fair market value is defined generally as the price at which property would hypothetically change hands between a willing buyer and a willing seller, where neither is under any compulsion to buy or sell. Fair market value is a factual determination.
Expiration of Subscription Rights
A holder that allows the subscription rights received in the Rights Offering to expire will not recognize any gain or loss, and the tax basis in the common stock owned by such holder with respect to which such subscription rights were distributed will be equal to the tax basis in such common stock immediately before the receipt of the subscription rights in the Rights Offering.
Exercise of Subscription Rights
A holder will not recognize any gain or loss upon the exercise of the subscription rights received in the Rights Offering. The tax basis in the common stock acquired through exercise of the subscription rights will equal the sum of the Subscription Price for the common stock and the holder’s tax basis, if any, in the rights as described above. The holding period for the common stock acquired through exercise of the subscription rights will begin on the date the subscription rights are exercised. Holders who exercise subscription rights after disposing of all of the shares of the common stock owned by such holder should consult with their tax advisor regarding the allocation of tax basis.
Expiration of Subscription Rights
A holder that allows the subscription rights received in the Rights Offering to expire will not recognize any gain or loss, and the tax basis in the common stock owned by such holder with respect to which such subscription rights were distributed will be equal to the tax basis in such common stock immediately before the receipt of the subscription rights in the Rights Offering.
U.S. Federal Income Tax Considerations Applicable to Our Common Stock
Distributions
Distributions with respect to shares of our common stock acquired upon exercise of subscription rights will be taxable as dividend income when actually or constructively received to the extent of our current or accumulated earnings and profits as determined for U.S. federal income tax purpose.

Dividend income received by certain non-corporate holders with respect to shares of our common stock generally will be “qualified dividends” subject to preferential rates of U.S. federal income tax, provided that the holder meets applicable holding period and other requirements. Subject to similar exceptions for short-term and hedged positions, dividend income on our shares of common stock paid to holders that are domestic corporations generally will qualify for the dividends-received deduction. To the extent that the amount of a distribution exceeds our current and accumulated earnings and profits, such distribution will be treated first as a tax-free return of capital to the extent of your adjusted tax basis in such shares of our common stock and thereafter as capital gain.
Dispositions
A holder that sells or otherwise disposes of shares of common stock acquired upon exercise of subscription rights in a taxable transaction will generally recognize capital gain or loss equal to the difference between the amount realized and such holder’s adjusted tax basis in the shares. Such capital gain or loss will be long-term capital gain or loss if a holder’s holding period for such shares is more than one year at the time of disposition. Long-term capital gain of a non-corporate holder is generally taxed at preferential rates. The deductibility of capital losses is subject to limitations.
Information Reporting and Backup Withholding
U.S. backup withholding (currently at a rate of 24%) is imposed upon certain distributions (or deemed distributions) to persons who fail (or are unable) to furnish the information required pursuant to U.S. information reporting requirements. Distributions (or deemed distributions or similar transactions) to a holder will generally be exempt from backup withholding, provided the holder meets applicable certification requirements, including (i) providing us with such holder’s U.S. taxpayer identification number (e.g., an individual’s social security number or individual taxpayer identification number, or an entity’s employer identification number, each a “TIN”) or (ii) otherwise establishing an exemption (e.g., an exemption from backup withholding as a corporate payee), in each instance on a properly filled out IRS Form W-9, certifying under penalties of perjury that, among others, such TIN or exemption is correct, together with such other certifications as may be required by law.
Backup withholding does not represent an additional tax. Any amounts withheld from a payment to a holder under the backup withholding rules will generally be allowed as a credit against such holder’s U.S. federal income tax liability, and may entitle such holder to a refund, provided the required information and returns are timely furnished by such holder to the IRS.
AS INDICATED ABOVE, THE FOREGOING DISCUSSION IS FOR GENERAL INFORMATION PURPOSES ONLY AND SHOULD NOT BE VIEWED AS COMPLETE OR COMPREHENSIVE TAX ADVICE. HOLDERS RECEIVING A DISTRIBUTION OF STOCK RIGHTS CONTEMPLATED IN THIS RIGHTS OFFERING AND HOLDERS CONSIDERING THE PURCHASE OF OUR COMMON STOCK BY EXERCISING SUCH STOCK RIGHTS ARE URGED TO CONSULT THEIR OWN TAX ADVISORS REGARDING THE APPLICATION OF THE U.S. FEDERAL TAX LAWS TO THEIR PARTICULAR SITUATIONS AND THE APPLICABILITY AND EFFECT OF STATE, LOCAL AND NON-U.S. LAWS TO THEM.

DILUTION
If you invest in our common stock in the Rights Offering, your ownership interest will be immediately diluted to the extent of the difference between the Subscription Price per whole share of our common stock and the as adjusted net tangible book value per share of our common stock immediately after the Rights Offering.
Our net tangible book value as of March 31, 2023, was approximately $18.2 million, or $0.32 per share, based on 57,047,013 shares of our common stock outstanding on that date. Net tangible book value per share is equal to the amount of our total tangible assets less our total liabilities, divided by the number of shares of our common stock outstanding.
As adjusted net tangible book value is our net tangible book value, plus the effect of an assumed fully subscribed Rights Offering in which we sell 4,545,454 shares of our common stock at the Subscription Price of $3.30 per whole share of common stock, after deducting the expenses payable by us in connection with the Rights Offering. This amount represents an immediate increase in the as adjusted net tangible book value of $0.21 per share to our existing stockholders, and an immediate dilution of $2.77 per share to purchasers participating in the Rights Offering.
The following table illustrates this dilution on a per share basis:

Subscription Price per whole share of common stock		$3.30
Net tangible book value per share as of March 31, 2023	$0.32
Increase in as adjusted net tangible book value per share attributable to investors participating in the Rights Offering	0.21
As adjusted net tangible book value per share after giving effect to the Rights Offering		0.53
Dilution in as adjusted net tangible book value per share to investors participating in the Rights Offering		$2.77

Since fractional shares will not be issued in the Rights Offering, the number of shares outstanding immediately after the Rights Offering may be increased, if necessary, to accommodate Eligible Stockholders that may purchase an additional share in lieu of receiving a fractional share.
The number of shares of our common stock to be outstanding immediately after the Rights Offering is based on 57,047,013 shares of our common stock outstanding as of March 31, 2023, and excludes:
•3,323,966 shares of common stock issuable upon the exercise of warrants outstanding as of March 31, 2023, with a weighted-average exercise price of $6.42 per share;
•2,909,204 shares of common stock issuable upon the exercise of stock options outstanding as of March 31, 2023, with a weighted-average exercise price of $4.90 per share;
•816,022 shares of common stock issuable upon the vesting of restricted stock units outstanding as of March 31, 2023; and
•5,080,099 shares of common stock reserved for future issuance under our 2020 Equity Incentive Plan (the “2020 Plan”) as of March 31, 2023, plus any future increases in the number of shares of common stock reserved for issuance under the 2020 Plan pursuant to the evergreen provision of the 2020 Plan.
We may raise additional capital in the future through the sale of equity or convertible debt securities. To the extent options are exercised, or we issue shares of common stock in connection with raising additional capital, there may be further dilution to new investors.

PLAN OF DISTRIBUTION
On or about July 5, 2023, the subscription rights will be distributed to holders of record of our common stock as of the Record Date. If you wish to exercise your subscription rights and purchase shares of common stock in this Rights Offering, you should timely comply with the procedures described in “The Rights Offering.”
The shares of common stock offered pursuant to the Rights Offering are being offered by us directly to all Eligible Stockholders. We intend to distribute rights certificates, copies of this prospectus supplement and the accompanying prospectus, and all exhibits and other relevant documents, to Eligible Stockholders. If all Eligible Stockholders exercise their subscription rights in full or if some Eligible Stockholders exercise their over-subscription privilege such that the entire Rights Offering is subscribed for, we would issue an aggregate of 4,545,454 shares of our common stock. This amount may be increased, if necessary, to accommodate Eligible Stockholders that may purchase an additional share in lieu of receiving a fractional share since no fractional shares will be issued.
We have not employed any brokers, dealers or underwriters in connection with the solicitation or exercise of rights in the Rights Offering and no commissions, fees or discounts will be paid in connection with the Rights Offering. While certain of our directors, officers and other employees may solicit responses from you, those directors, officers and other employees will not receive any commissions or compensation for their services other than their normal compensation, and will not register with the SEC as brokers in reliance on certain safe harbor provisions contained in Rule 3a4-1 under the Exchange Act.
We have retained Broadridge Corporate Issuer Solutions, LLC to serve as our Subscription Agent and Information Agent for the Rights Offering. We will pay all customary fees and expenses of the Subscription Agent and the Information Agent related to the Rights Offering. We also have agreed to indemnify the Subscription Agent and the Information Agent with respect to certain liabilities that they may incur in connection with the Rights Offering.
Except as otherwise disclosed in this prospectus supplement, we have not agreed to enter into any standby or other arrangements to purchase or sell any subscription rights or any underlying shares of our common stock.
We estimate that we will incur approximately $0.3 million in total expenses in connection with the Rights Offering.
LEGAL MATTERS
The validity of the subscription rights and shares of common stock offered by this prospectus supplement have been passed upon for us by Wilson Sonsini Goodrich & Rosati, Professional Corporation, Palo Alto, California.
EXPERTS
The consolidated financial statements of Transphorm, Inc., as of March 31, 2023 and March 31, 2022 and for the years ended March 31, 2023 and 2022, included in the Annual Report on Form 10-K of Transphorm, Inc. filed on June 28, 2023, have been incorporated by reference herein in reliance upon the report of Marcum LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION
We file annual, quarterly and other reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at http://www.sec.gov. Our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K, including any amendments to those reports, and other information that we file with or furnish to the SEC pursuant to Section 13(a) or 15(d) of the Exchange Act can also be accessed free of charge through the Internet. These filings will be available as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC.
We have filed with the SEC a registration statement under the Securities Act relating to the offering of these securities. The registration statement, including the attached exhibits, contains additional relevant information about us and the securities. This prospectus supplement does not contain all of the information set forth in the registration statement. You can obtain a copy of the registration statement, at prescribed rates, from the SEC at the address listed above. The registration statement and the documents referred to below under “Incorporation by Reference” are also available on our website, www.transphormusa.com. We have not incorporated by reference into this prospectus supplement the information on, or that can be accessed through, our website, and it is not a part of this prospectus supplement, and the inclusion of our website address is an inactive textual reference only.
INCORPORATION BY REFERENCE
The rules of the SEC allow us to incorporate by reference into this prospectus supplement the information we file with the SEC. This means that we are disclosing important information to you by referring to other documents. The information incorporated by reference is considered to be part of this prospectus supplement, except for any information superseded by information contained directly in this prospectus supplement. We incorporate by reference the documents listed below (other than any portions thereof, which under the Exchange Act, and applicable SEC rules, are not deemed “filed” under the Exchange Act):
•our Annual Report on Form 10-K for the fiscal year ended March 31, 2023, filed with the SEC on June 28, 2023;
•our Current Reports on Form 8-K filed with the SEC on June 20, 2023, May 23, 2023, May 12, 2023 and April 3, 2023; and
•the description of our common stock contained in our Registration Statement on Form 8-A (File No. 001-41295) filed with the SEC on February 18, 2022, pursuant to Section 12(b) of the Exchange Act, including any amendment or report filed for the purpose of updating such description.
We also incorporate by reference into this prospectus supplement all future reports and other documents (other than the Current Reports on Form 8-K or portions thereof that are “furnished” under Item 2.02 or Item 7.01 of Form 8-K) that we file with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (i) after the date of the initial filing of the registration statement of which this prospectus supplement forms a part and prior to effectiveness of the registration statement, and (ii) on and after the date of this prospectus supplement but prior to the termination or completion of the Rights Offering under this prospectus supplement.
Any statement contained in a document incorporated by reference in this prospectus supplement shall be deemed to be modified or superseded for purposes of this prospectus supplement to the extent that a statement contained in this prospectus supplement or in any other subsequently filed document that is also incorporated by reference in this prospectus supplement modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement.
You can obtain any of the filings incorporated by reference into this prospectus supplement through us or from the SEC through the SEC’s website at http://www.sec.gov. We will provide without charge to each person, including any beneficial owner, to whom a copy of this prospectus supplement is delivered, upon written or oral request of such person, a copy of any or all of the documents referred to above which have been incorporated by reference in this prospectus supplement. You should direct requests for these documents to Transphorm, Inc., 75 Castilian Drive, Goleta, CA 93117; Attention: Chief Financial Officer (telephone (805) 456-1300). Exhibits to any documents incorporated by reference in this prospectus supplement will not be sent, however, unless those exhibits have been specifically referenced in this prospectus supplement.

PROSPECTUS

Transphorm, Inc.

$100,000,000

Common Stock
Preferred Stock
Debt Securities
Depositary Shares
Warrants
Subscription Rights
Purchase Contracts
Units

We may issue securities from time to time in one or more offerings, in amounts, at prices and on terms determined at the time of offering. This prospectus describes the general terms of these securities and the general manner in which these securities will be offered. We will provide the specific terms of these securities in supplements to this prospectus, which will also describe the specific manner in which these securities will be offered and may also supplement, update or amend information contained in this prospectus. You should read this prospectus and any applicable prospectus supplement before you invest. The aggregate offering price of the securities we sell pursuant to this prospectus will not exceed $100,000,000.
The securities may be sold directly to you, through agents or through underwriters and dealers. If agents, underwriters or dealers are used to sell the securities, we will name them and describe their compensation in a prospectus supplement. The price to the public of those securities and the net proceeds we expect to receive from that sale will also be set forth in a prospectus supplement.
Our common stock is listed on the Nasdaq Capital Market under the symbol “TGAN.” Each prospectus supplement will indicate whether the securities offered thereby will be listed on any securities exchange.
We are an “emerging growth company” and “smaller reporting company” as defined under the federal securities laws, and, as such, may elect to comply with certain reduced public company reporting requirements for this and future filings.
Investing in our securities involves risks. Please carefully read the information under the headings “Risk Factors” beginning on page 4 of this prospectus and “Item 1A – Risk Factors” of our most recent report on Form 10-K or 10-Q that is incorporated by reference in this prospectus before you invest in our securities.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is September 29, 2022.

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (the “SEC”), using a “shelf” registration process. Under this shelf registration process, we may from time to time sell any combination of the securities described in this prospectus in one or more offerings for an aggregate offering price up to $100,000,000.

This prospectus provides you with a general description of the securities that may be offered. Each time we sell securities, we will provide one or more prospectus supplements that will contain specific information about the terms of the offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any applicable prospectus supplement together with the additional information described in the sections of this prospectus titled “Where You Can Find More Information” and “Incorporation by Reference.”

We have not authorized anyone to provide you with information that is different from that contained, or incorporated by reference, in this prospectus, any applicable prospectus supplement or in any related free writing prospectus. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. This prospectus and any applicable prospectus supplement or any related free writing prospectus do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the securities described in the applicable prospectus supplement or an offer to sell or the solicitation of an offer to buy such securities in any circumstances in which such offer or solicitation is unlawful. You should assume that the information appearing in this prospectus, any prospectus supplement, the documents incorporated by reference and any related free writing prospectus is accurate only as of their respective dates. Our business, financial condition, results of operations and prospects may have changed materially since those dates.
ii

PROSPECTUS SUMMARY

This summary highlights selected information that is presented in greater detail elsewhere, or incorporated by reference, in this prospectus. It does not contain all of the information that may be important to you and your investment decision. Before investing in our securities, you should carefully read this entire prospectus, including the matters set forth in the section of this prospectus titled “Risk Factors” and the financial statements and related notes and other information that we incorporate by reference herein, including our Annual Report on Form 10-K and our Quarterly Reports on Form 10-Q. Unless the context indicates otherwise, references in this prospectus to “Transphorm, Inc.,” “we,” “our” and “us” refer, collectively, to Transphorm, Inc., a Delaware corporation, and its subsidiaries taken as a whole.

Company Overview

We are a global semiconductor company founded in 2007. We are a pioneer, and a market and technology leader, in the wide-bandgap gallium nitride (“GaN”) power electronics field for high voltage power conversion applications. We deliver high quality and reliable GaN devices with high performance, while providing application design support to a growing customer base. Our GaN devices allow customers to design smaller, lighter and cooler power systems that create increased functional value in end products including smartphone power adapters, smartphone chargers, power supplies for datacenter servers and automotive electric vehicles, among other applications. We deploy our unique vertically integrated innovation model that leverages one of the industry’s most experienced GaN engineering teams (with over 300 years of combined experience) at every development stage: device design, materials growth, device fabrication, packaging, circuits and application support. This approach is backed by one of the GaN power industry’s largest intellectual property portfolios with access to over 1,000 world-wide patents. Our innovations are designed to move power electronics beyond the limitations of silicon and provide our customers with higher efficiency or lower loss (e.g., titanium-class performance in power supplies), higher power density (e.g., compact size or improved form factor) and, in many designs, an overall lower system cost.

Corporate Information

We were originally incorporated as Peninsula Acquisition Corporation in the State of Delaware on May 31, 2017. Prior to February 12, 2020, we were a “shell company” registered under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), with no specific business plan or purpose. On February 12, 2020, our wholly owned subsidiary, Peninsula Acquisition Sub, Inc., a corporation incorporated in the State of Delaware on April 22, 2019, merged with and into Transphorm, Inc., a corporation incorporated in the State of Delaware on February 22, 2007. Transphorm Technology, Inc. (“Transphorm Technology”) was the surviving corporation in the merger and became our wholly owned subsidiary. Immediately following the merger, the business of Transphorm Technology became our business and we changed our corporate name to Transphorm, Inc. In accordance with “reverse merger” accounting treatment, our historical financial statements as of period ends, and for periods ended, prior to the merger were replaced with the historical financial statements of Transphorm Technology in our filings with the SEC made subsequent to the merger.

Our principal executive offices are located at 75 Castilian Dr., Goleta, California 93117. Our telephone number is (805) 456-1300. Our website is www.transphormusa.com. Information contained on, or that can be accessed through, our website is not incorporated by reference into this prospectus, and you should not consider information on our website to be part of this prospectus.

The Securities That May Be Offered

We may offer or sell common stock, preferred stock, depositary shares, debt securities, warrants, subscription rights, purchase contracts and units in one or more offerings and in any combination. The aggregate offering price of the securities we sell pursuant to this prospectus will not exceed $100,000,000. Each time securities are offered with this prospectus, we will provide a prospectus supplement that will describe the specific amounts, prices and terms of the securities being offered and the net proceeds we expect to receive from that sale.

The securities may be sold to or through underwriters, dealers or agents or directly to purchasers or as otherwise set forth in the section of this prospectus titled “Plan of Distribution.” Each prospectus supplement will set forth the names of any underwriters, dealers, agents or other entities involved in the sale of securities described in that prospectus supplement and any applicable fee, commission or discount arrangements with them.

Common Stock

We may offer shares of our common stock, par value $0.0001 per share, either alone or underlying other registered securities convertible into our common stock. Holders of our common stock are entitled to receive dividends declared by our board of directors out of funds legally available for the payment of dividends, subject to rights, if any, of preferred stockholders. We have not paid dividends in the past and have no current plans to pay dividends. Each holder of common stock is entitled to one vote per share. The holders of common stock have no preemptive rights.

Preferred Stock

Our board of directors has the authority, subject to limitations prescribed by Delaware law, to issue preferred stock in one or more series, to establish from time to time the number of shares to be included in each series, and to fix the designation, powers, preferences and rights of the shares of each series and any of its qualifications, limitations or restrictions, in each case without further vote or action by our stockholders. Each series of preferred stock offered by us will be more fully described in the particular prospectus supplement that will accompany this prospectus, including redemption provisions, rights in the event of our liquidation, dissolution or winding up, voting rights and rights to convert into common stock.

Depositary Shares

We may issue fractional shares of preferred stock that will be represented by depositary shares and depositary receipts.

Each series of depositary shares or depositary receipts offered by us will be more fully described in the particular prospectus supplement that will accompany this prospectus, including redemption provisions, rights in the event of our liquidation, dissolution or winding up, voting rights and rights to convert into common stock.

Debt Securities

We may offer secured or unsecured obligations in the form of one or more series of senior or subordinated debt. The senior debt securities and the subordinated debt securities are together referred to in this prospectus as the “debt securities.” The subordinated debt securities generally will be entitled to payment only after payment of our senior debt. Senior debt generally includes all debt for money borrowed by us, except debt that is stated in the instrument governing the terms of that debt to be not senior to, or to have the same rank in right of payment as, or to be expressly junior to, the subordinated debt securities. We may issue debt securities that are convertible into shares of our common stock.

The debt securities will be issued under an indenture between us and a trustee to be identified in an accompanying prospectus supplement. We have summarized the general features of the debt securities to be governed by the indenture in this prospectus and the form of indenture has been filed as an exhibit to the registration statement of which this prospectus forms a part. We encourage you to read the indenture.

Warrants

We may offer warrants for the purchase of common stock, preferred stock, debt securities or depositary shares. We may offer warrants independently or together with other securities.

Subscription Rights

We may offer subscription rights to purchase our common stock, preferred stock, debt securities, depositary shares, warrants or units consisting of some or all of these securities. These subscription rights may be offered independently or together with any other security offered hereby and may or may not be transferable by the stockholder receiving the subscription rights in such offering.

Purchase Contracts

We may offer purchase contracts, including contracts obligating holders or us to purchase from the other a specific or variable number of securities at a future date or dates.

Units

We may offer units comprised of one or more of the other classes of securities described in this prospectus in any combination. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit.

RISK FACTORS

An investment in our securities involves a high degree of risk. The prospectus supplement applicable to each offering of our securities will contain a discussion of the risks applicable to an investment in our securities. Prior to making a decision about investing in our securities, you should carefully consider the specific factors discussed under the section in the applicable prospectus supplement titled “Risk Factors,” together with all of the other information contained or incorporated by reference in the prospectus supplement or appearing or incorporated by reference in this prospectus. You should also consider the risks, uncertainties and assumptions discussed under “Part I—Item 1A—Risk Factors” of our most recent Annual Report on Form 10-K and in “Part II—Item 1A—Risk Factors” in our most recent Quarterly Report on Form 10-Q filed subsequent to such Form 10-K that are incorporated herein by reference, as may be amended, supplemented or superseded from time to time by other reports we file with the SEC in the future. The risks and uncertainties we have described are not the only ones we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our operations.

FORWARD-LOOKING STATEMENTS

This prospectus, each prospectus supplement and the information incorporated by reference in this prospectus and each prospectus supplement contain certain statements that constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”) and Section 21E of the Exchange Act. The words “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “expect,” “could,” “would,” “project,” “plan,” “potentially,” “likely,” and similar expressions and variations thereof are intended to identify forward-looking statements, but are not the exclusive means of identifying such statements. Those statements appear in this prospectus, any accompanying prospectus supplement and the documents incorporated herein and therein by reference, particularly in the sections titled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and include statements regarding the intent, belief or current expectations of our management that are subject to known and unknown risks, uncertainties and assumptions. You are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, and that actual results may differ materially from those projected in the forward-looking statements as a result of various factors.

Because forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified, you should not rely upon forward-looking statements as predictions of future events. The events and circumstances reflected in the forward-looking statements may not be achieved or occur and actual results could differ materially from those projected in the forward-looking statements. Except as required by applicable law, including the securities laws of the United States and the rules and regulations of the SEC, we do not plan to publicly update or revise any forward-looking statements contained herein after we distribute this prospectus, whether as a result of any new information, future events or otherwise.

In addition, statements that “we believe” and similar statements reflect our beliefs and opinions on the relevant subject. These statements are based upon information available to us as of the date of this prospectus, and although we believe such information forms a reasonable basis for such statements, such information may be limited or incomplete, and our statements should not be read to indicate that we have conducted a thorough inquiry into, or review of, all potentially available relevant information. These statements are inherently uncertain and investors are cautioned not to unduly rely upon these statements.

This prospectus and the documents incorporated by reference in this prospectus may contain market data that we obtain from industry sources. These sources do not guarantee the accuracy or completeness of the information. Although we believe that our industry sources are reliable, we do not independently verify the information. The market data may include projections that are based on a number of other projections. While we believe these assumptions to be reasonable and sound as of the date of this prospectus, actual results may differ from the projections.

USE OF PROCEEDS

We will retain broad discretion over the use of the net proceeds to us from the sale of our securities under this prospectus. Unless otherwise provided in the applicable prospectus supplement, we currently expect to use the net proceeds that we receive from this offering for working capital and other general corporate purposes, which may include retirement of debt. We may also use a portion of the net proceeds to acquire, license or invest in complementary products, technologies or businesses; however, we currently have no agreements or commitments to complete any such transaction. The expected use of net proceeds of this offering represents our current intentions based on our present plans and business conditions. We cannot specify with certainty all of the particular uses for the net proceeds to be received upon the closing of this offering. Pending these uses, we may invest the net proceeds of this offering in short- and intermediate-term, interest-bearing obligations, investment-grade instruments, certificates of deposit or direct or guaranteed obligations of the U.S. government.

DESCRIPTION OF CAPITAL STOCK

The following descriptions of our capital stock and certain provisions of our amended and restated certificate of incorporation and amended and restated bylaws are summaries and are qualified by reference to these documents, which were filed with the SEC and are referenced in the exhibits to our registration statement, of which this prospectus forms a part.

Authorized Capital Stock

Our authorized capital stock consists of 755,000,000 shares, with a par value of $0.0001 per share, of which:

•750,000,000 shares are designated as common stock; and

•5,000,000 shares are designated as preferred stock.

Common Stock

Voting Rights

Each holder of common stock is entitled to one vote for each share on all matters submitted to a vote of the stockholders, including the election of directors. Our certificate of incorporation and bylaws do not provide for cumulative voting rights. Because of this, the holders of a plurality of the shares of common stock entitled to vote in any election of directors can elect all of the directors standing for election, if they should so choose. With respect to matters other than the election of directors, at any meeting of the stockholders at which a quorum is present or represented, the affirmative vote of a majority of the voting power of the shares present in person or represented by proxy at such meeting and entitled to vote on the subject matter shall be the act of the stockholders, except as otherwise required by law. The holders of a majority of the stock issued and outstanding and entitled to vote, present in person or represented by proxy, shall constitute a quorum for the transaction of business at all meetings of the stockholders.

Dividends

Subject to preferences that may be applicable to any then-outstanding convertible preferred stock, holders of our common stock are entitled to receive dividends, if any, as may be declared from time to time by our board of directors out of legally available funds.

Liquidation

In the event of our liquidation, dissolution, or winding up, holders of our common stock will be entitled to share ratably in the net assets legally available for distribution to stockholders after the payment of all of our debts and other liabilities and the satisfaction of any liquidation preference granted to the holders of any then-outstanding shares of convertible preferred stock.

No Preemptive or Similar Rights

Our common stock is not entitled to preemptive rights, and is not subject to conversion, redemption or sinking fund provisions.

Fully Paid and Non-Assessable

All issued and outstanding shares of our common stock are fully paid and nonassessable.

Preferred Stock

Our board of directors has the authority, without further action by the stockholders, to issue up to 5,000,000 shares of preferred stock in one or more series and to fix the rights, preferences, privileges and restrictions thereof. These rights, preferences, and privileges could include dividend rights, conversion rights, voting rights, redemption rights, liquidation preferences, sinking fund terms, and the number of shares constituting any series or the designation of such series, any or all of which may be greater than the rights of common stock. The issuance of preferred stock could adversely affect the voting power of holders of common stock and the likelihood that such holders will receive dividend payments and payments upon liquidation. In addition, the issuance of preferred stock could have the effect of delaying, deferring or preventing change in our control or other corporate action.

Anti-Takeover Effects of Certain Provisions of Delaware Law, Our Amended and Restated Certificate of Incorporation and Our Amended and Restated Bylaws

Certain provisions of Delaware law and certain provisions included in our certificate of incorporation and bylaws summarized below may be deemed to have an anti-takeover effect and may delay, deter, or prevent a tender offer or takeover attempt that a stockholder might consider to be in its best interests, including attempts that might result in a premium being paid over the market price for the shares held by stockholders.

Preferred Stock

Our certificate of incorporation contains provisions that permit our board of directors to issue, without any further vote or action by the stockholders, shares of preferred stock in one or more series and, with respect to each such series, to fix the number of shares constituting the series and the designation of the series, the voting rights (if any) of the shares of the series and the powers, preferences, or relative, participation, optional, and other special rights, if any, and any qualifications, limitations, or restrictions, of the shares of such series.

Classified Board

Our certificate of incorporation provides that our board of directors shall be divided into three classes of directors, with the classes as nearly equal in number as practicable, and with the directors serving three-year terms. As a result, approximately one-third of our board of directors will be elected each year. The classification of directors has the effect of making it more difficult for shareholders to change the composition of our board of directors. Our certificate of incorporation also provides that, subject to any rights of holders of preferred stock to elect additional directors under specified circumstances, the number of directors is, and will continue to be, fixed exclusively pursuant to a resolution adopted by our board of directors.

Removal of Directors

Our certificate of incorporation provides that stockholders may only remove a director for cause by a vote of no less than a majority of the shares present in person or by proxy at the meeting and entitled to vote.

Director Vacancies

Our certificate of incorporation authorizes only our board of directors to fill vacant directorships.

No Cumulative Voting

Our certificate of incorporation provides that stockholders do not have the right to cumulate votes in the election of directors.

Special Meetings of Stockholders

Our certificate of incorporation and bylaws provide that, except as otherwise required by law, special meetings of the stockholders may be called only by the chairperson of our board of directors, the chief executive officer, the president (in the absence of a chief executive officer), or our board of directors acting pursuant to a resolution adopted by board members constituting a majority of the total number of authorized directorships.

Advance Notice Procedures for Director Nominations

Our bylaws provide that stockholders seeking to nominate candidates for election as directors at an annual or special meeting of stockholders must provide timely notice thereof in writing. Our bylaws also specify certain requirements regarding the form and content of a stockholder’s notice. Although the bylaws do not give our board of directors the power to approve or disapprove stockholder nominations of candidates to be elected at an annual meeting, the bylaws may have the effect of precluding the conduct of certain business at a meeting if the proper procedures are not followed or may discourage or deter a potential acquirer from conducting a solicitation of proxies to elect its own slate of directors or otherwise attempting to obtain control of the Company

Action by Written Consent

Our certificate of incorporation and bylaws provide that any action to be taken by the stockholders must be effected at a duly called annual or special meeting of stockholders and may not be effected by written consent.

Amending Our Certificate of Incorporation and Bylaws

Our certificate of incorporation provides that the affirmative vote of the holders of at least 66 2/3% of the total voting power of the outstanding shares of all classes of capital stock entitled to vote thereon, voting together as a single class, is required to amend certain provisions of our certificate of incorporation. Our bylaws may be adopted, amended, altered or repealed by stockholders only upon approval of at least 66 2/3% of the total voting power of the outstanding shares of all classes of capital stock entitled to vote thereon, voting together as a single class. Additionally, our certificate of incorporation provides that our bylaws may be amended, altered or repealed by the board of directors.

Authorized but Unissued Shares

Our authorized but unissued shares of common stock and preferred stock will be available for future issuances without stockholder approval, except as required by the listing standards of any exchange upon which our common stock may become listed, and could be utilized for a variety of corporate purposes, including future offerings to raise additional capital, acquisitions and employee benefit plans. The existence of authorized but unissued and unreserved common stock and preferred stock could render more difficult or discourage an attempt to obtain control of the Company by means of a proxy contest, tender offer, merger, or otherwise.

Exclusive Jurisdiction

Our bylaws provide that, unless we consent to the selection of an alternative forum, the Court of Chancery of the State of Delaware, or if the Court of Chancery does not have jurisdiction, the federal district court for the District of Delaware, is the exclusive forum for (i) any derivative action or proceeding brought on behalf of us, (ii) any action asserting a claim of breach of a fiduciary duty owed by any director, stockholder, officer, or other employee to us or our stockholders, (iii) any action arising pursuant to any provision of the Delaware General Corporation Law (the “DGCL”) or our certificate of incorporation or bylaws (as either may be amended from time to time), or (iv) any action asserting a claim governed by the internal affairs doctrine, except, in each case, (A) any claim as to which such court determines that there is an indispensable party not subject to the jurisdiction of such court (and the indispensable party does not consent to the personal jurisdiction of such court within 10 days following such determination), (B) which is vested in the exclusive jurisdiction of a court or forum other than such court, or (C) for which such court does not have subject matter jurisdiction. Our bylaws also provide that unless we consent in writing to the selection of an alternative forum, that the federal district courts of the United States of America shall be the exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act. Any person or entity purchasing or otherwise acquiring any interest in any of our securities shall be deemed to have notice of and consented to these provisions. These exclusive-forum provisions may limit a stockholder’s ability to bring a claim in a judicial forum of its choosing for disputes with us or our directors, officers, or other employees, which may discourage lawsuits against us and our directors, officers, and other employees.

Business Combinations with Interested Stockholders

We have opted out of Section 203 of the DGCL. However, our certificate of incorporation contains similar provisions providing that we may not engage in certain “business combinations” with any “interested stockholder” for a three-year period following the time that the stockholder became an interested stockholder, unless:

•prior to this time, our board of directors approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder;

•upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of our voting stock outstanding at the time the transaction commenced, excluding certain shares;

•or at or subsequent to such time, the business combination is approved by our board of directors and authorized at an annual or special meeting of stockholders, and by the affirmative vote of holders of at least 66 and 2/3% of the outstanding voting stock that is not owned by the interested stockholder.

Generally, a “business combination” includes a merger, asset, or stock sale or other transaction resulting in a financial benefit to the interested stockholder. Subject to certain exceptions (including a provision that provides that KKR Phorm Investors L.P. and certain of its affiliates and any of their direct or indirect transferees and any group as to which such persons are a party shall not be deemed to be “interested stockholders”), an “interested stockholder” is a person who, together with that person’s affiliates and associates, owns, or within the previous three years owned, 15% or more of our outstanding voting stock. For purposes of this section only, “voting stock” has the meaning given to it in Section 203 of the DGCL.

The provisions of our certificate of incorporation and bylaws could have the effect of discouraging others from attempting hostile takeovers and, as a consequence, they may also inhibit temporary fluctuations in the market price of our common stock that often result from actual or rumored hostile takeover attempts. For example, under certain circumstances, our charter provisions regarding certain “business combinations” will make it more difficult for a person who would be an “interested stockholder” to effect various business combinations with the Company for a three-year period. This provision may encourage companies interested in acquiring us to negotiate in advance with our board of directors because the stockholder approval requirement would be avoided if our board of directors approves either the business combination or the transaction which results in the stockholder becoming an interested stockholder. These provisions may also have the effect of preventing changes in management or in our board of directors. It is possible that these provisions may make it more difficult to accomplish transactions that stockholders may otherwise deem to be in their best interests.

Transfer Agent

The transfer agent and registrar for our common stock is Pacific Stock Transfer Company. The transfer agent and registrar’s address is 6725 Via Austi Parkway, Suite 300, Las Vegas, Nevada 89119.

DESCRIPTION OF DEBT SECURITIES

The following description, together with the additional information we include in any applicable prospectus supplement, summarizes certain general terms and provisions of the debt securities that we may offer under this prospectus. When we offer to sell a particular series of debt securities, we will describe the specific terms of the series in a supplement to this prospectus. We will also indicate in the supplement to what extent the general terms and provisions described in this prospectus apply to a particular series of debt securities.

We may issue debt securities either separately, or together with, or upon the conversion or exercise of or in exchange for, other securities described in this prospectus. Debt securities may be our senior, senior subordinated or subordinated obligations and, unless otherwise specified in a supplement to this prospectus, the debt securities will be our direct, unsecured obligations and may be issued in one or more series.

The debt securities will be issued under an indenture between us and a trustee to be identified in an accompanying prospectus supplement. We have summarized select portions of the indenture below. The summary is not complete. The form of the indenture has been filed as an exhibit to the registration statement of which this prospectus forms a part and you should read the indenture for provisions that may be important to you. In the summary below, we have included references to the section numbers of the indenture so that you can easily locate these provisions. Capitalized terms used in the summary and not defined herein have the meanings specified in the indenture.

General

The terms of each series of debt securities will be established by or pursuant to a resolution of our board of directors and set forth or determined in the manner provided in a resolution of our board of directors, in an officer’s certificate or by a supplemental indenture. The particular terms of each series of debt securities will be described in a prospectus supplement relating to such series (including any pricing supplement or term sheet).

We can issue an unlimited amount of debt securities under the indenture that may be in one or more series with the same or various maturities, at par, at a premium, or at a discount. We will set forth in a prospectus supplement (including any pricing supplement or term sheet) relating to any series of debt securities being offered the aggregate principal amount and the following terms of the debt securities, if applicable:

•the title and ranking of the debt securities (including the terms of any subordination provisions);

•the price or prices (expressed as a percentage of the principal amount) at which we will sell the debt securities, including the portion of the principal amount of such debt securities that is convertible into another security or the method by which any such portion will be determined;

•any limit upon the aggregate principal amount of the debt securities;

•the date or dates on which the principal of the securities of the series is payable;

•the rate or rates (which may be fixed or variable) per annum or the method used to determine the rate or rates (including any commodity, commodity index, stock exchange index or financial index) at which the debt securities will bear interest, the date or dates from which interest will accrue, the date or dates on which interest will commence and be payable and any regular record date for the interest payable on any interest payment date;

•the right, if any, to defer payments of interest and the maximum length of such deferral period;

•the place or places where principal of, and interest, if any, on the debt securities will be payable (and the method of such payment), where the securities of such series may be surrendered for registration of transfer or exchange, and where notices and demands to us in respect of the debt securities may be delivered;

•the period or periods within which, the price or prices at which and the terms and conditions upon which we may redeem the debt securities, in whole or in part, at our option, and the manner in which any election by us to redeem the debt securities will be evidenced;

•any obligation we have to redeem or purchase the debt securities pursuant to any sinking fund or analogous provisions or at the option of a holder of debt securities and the period or periods within which, the price or prices at which and the terms and conditions upon which securities of the series shall be redeemed or purchased, in whole or in part, pursuant to such obligation;

•the provisions, if any, relating to conversion or exchange of any debt securities of such series, including if applicable, the conversion or exchange price, the conversion or exchange period, provisions as to whether conversion or exchange will be mandatory, at the option of the holders thereof or at our option, the events requiring an adjustment of the conversion price or exchange price and provisions affecting conversion or exchange if such series of debt securities are redeemed;

•the denominations in which the debt securities will be issued, if other than denominations of $1,000 and any integral multiple thereof;

•whether the debt securities will be issued in the form of certificated debt securities or global debt securities (including the terms pertaining to the exchange of any such securities);

•the portion of principal amount of the debt securities payable upon declaration of acceleration of the maturity date, if other than the principal amount;

•the designation of the currency, currencies or currency units in which payment of principal of, premium and interest on the debt securities will be made;

•if payments of principal of, premium or interest on the debt securities will be made in one or more currencies or currency units other than that or those in which the debt securities are denominated, the manner in which the exchange rate with respect to these payments will be determined;

•the manner in which the amounts of payment of principal of, premium, if any, or interest on the debt securities will be determined, if these amounts may be determined by reference to an index based on a currency or currencies or by reference to a commodity, commodity index, stock exchange index or financial index;

•any provisions relating to any security provided for the debt securities;

•any addition to, deletion of or change in the Events of Default described in this prospectus or in the indenture with respect to the debt securities and any change in the acceleration provisions described in this prospectus or in the indenture with respect to the debt securities;

•any addition to, deletion of or change in the covenants described in this prospectus or in the indenture with respect to the debt securities;

•any depositaries, interest rate calculation agents, exchange rate calculation agents or other agents with respect to the debt securities;

•if there is more than one trustee or a different trustee, the identity of the trustee and, if not the trustee, the identity of each security registrar, paying agent or authenticating agent with respect to such debt securities;

•any other terms of the debt securities, which may supplement, modify or delete any provision of the indenture as it applies to that series, including any terms that may be required under applicable law or regulations or advisable in connection with the marketing of the securities; and

•whether any of our direct or indirect subsidiaries will guarantee the debt securities of that series, including the terms of subordination, if any, of such guarantees.

We may issue debt securities that provide for an amount less than their stated principal amount to be due and payable upon declaration of acceleration of their maturity pursuant to the terms of the indenture. We will provide you with information on the federal income tax considerations and other special considerations applicable to any of these debt securities in the applicable prospectus supplement.

If we denominate the purchase price of any of the debt securities in a foreign currency or currencies or a foreign currency unit or units, or if the principal of and any premium and interest on any series of debt securities is payable in a foreign currency or currencies or a foreign currency unit or units, we will provide you with information on the restrictions, elections, general tax considerations, specific terms and other information with respect to that issue of debt securities and such foreign currency or currencies or foreign currency unit or units in the applicable prospectus supplement.

Transfer and Exchange

Each debt security will be represented by either one or more global securities registered in the name of a clearing agency registered under the Exchange Act, which we refer to as the depositary, or a nominee of the depositary (we will refer to any debt security represented by a global debt security as a “book-entry debt security”), or a certificate issued in definitive registered form (we will refer to any debt security represented by a certificated security as a “certificated debt security”) as set forth in the applicable prospectus supplement. Except as set forth under the heading “Global Debt Securities and Book-Entry System” below, book-entry debt securities will not be issuable in certificated form.

Certificated Debt Securities

You may transfer or exchange certificated debt securities at any office we maintain for this purpose in accordance with the terms of the indenture. No service charge will be made for any transfer or exchange of certificated debt securities, but we may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection with a transfer or exchange.

You may effect the transfer of certificated debt securities and the right to receive the principal of, premium and interest on certificated debt securities only by surrendering the certificate representing those certificated debt securities and either reissuance by us or the trustee of the certificate to the new holder or the issuance by us or the trustee of a new certificate to the new holder.

Global Debt Securities and Book-Entry System

Each global debt security representing book-entry debt securities will be deposited with, or on behalf of, the depositary, and registered in the name of the depositary or a nominee of the depositary.

Covenants

We will set forth in the applicable prospectus supplement any restrictive covenants applicable to any issue of debt securities.

No Protection in the Event of a Change of Control

Unless we state otherwise in the applicable prospectus supplement, the debt securities will not contain any provisions which may afford holders of the debt securities protection in the event we have a change in control or in the event of a highly leveraged transaction (whether or not such transaction results in a change in control) which could adversely affect holders of debt securities.

Consolidation, Merger and Sale of Assets

We may not consolidate with or merge with or into, or convey, transfer or lease all or substantially all of our properties and assets to any person, which we refer to as a successor person, unless:

•we are the surviving corporation or the successor person (if other than us) is a corporation organized and validly existing under the laws of any U.S. domestic jurisdiction and expressly assumes our obligations on the debt securities and under the indenture; and

•immediately after giving effect to the transaction, no Default or Event of Default, shall have occurred and be continuing.

Notwithstanding the above, any of our subsidiaries may consolidate with, merge into or transfer all or part of its properties to us.

Events of Default

“Event of Default” means with respect to any series of debt securities, any of the following:

•default in the payment of any interest upon any debt security of that series when it becomes due and payable, and continuance of such default for a period of 30 days (unless the entire amount of the payment is deposited by us with the trustee or with a paying agent prior to the expiration of the 30-day period);

•default in the payment of principal of any security of that series at its maturity;

•default in the performance or breach of any other covenant or warranty by us in the indenture (other than a covenant or warranty that has been included in the indenture solely for the benefit of a series of debt securities other than that series), which default continues uncured for a period of 60 days after we receive written notice from the trustee, or we and the trustee receive written notice from the holders of not less than 25% in principal amount of the outstanding debt securities of that series as provided in the indenture;

•certain voluntary or involuntary events of bankruptcy, insolvency or reorganization of us; and

•any other Event of Default provided with respect to debt securities of that series that is described in the applicable prospectus supplement.

No Event of Default with respect to a particular series of debt securities (except as to certain events of bankruptcy, insolvency or reorganization) necessarily constitutes an Event of Default with respect to any other series of debt securities. The occurrence of certain Events of Default or an acceleration under the indenture may constitute an event of default under certain indebtedness of ours or our subsidiaries outstanding from time to time.

We will provide the trustee written notice of any Default or Event of Default within 30 days of becoming aware of the occurrence of such Default or Event of Default, which notice will describe in reasonable detail the status of such Default or Event of Default and what action we are taking or propose to take in respect thereof.

If an Event of Default with respect to debt securities of any series at the time outstanding occurs and is continuing, then the trustee or the holders of not less than 25% in principal amount of the outstanding debt securities of that series may, by a notice in writing to us (and to the trustee if given by the holders), declare to be due and payable immediately the principal of (or, if the debt securities of that series are discount securities, that portion of the principal amount as may be specified in the terms of that series) and accrued and unpaid interest, if any, on all debt securities of that series. In the case of an Event of Default resulting from certain events of bankruptcy, insolvency or reorganization, the principal (or such specified amount) of and accrued and unpaid interest, if any, on all outstanding debt securities will become and be immediately due and payable without any declaration or other act on the part of the trustee or any holder of outstanding debt securities. At any time after a declaration of acceleration with respect to debt securities of any series has been made, but before a judgment or decree for payment of the money due has been obtained by the trustee, the holders of a majority in principal amount of the outstanding debt securities of that series may rescind and annul the acceleration if all Events of Default, other than the non-payment of accelerated principal and interest, if any, with respect to debt securities of that series, have been cured or waived as provided in the indenture. We refer you to the prospectus supplement relating to any series of debt securities that are discount securities for the particular provisions relating to acceleration of a portion of the principal amount of such discount securities upon the occurrence of an Event of Default.

The indenture provides that the trustee may refuse to perform any duty or exercise any of its rights or powers under the indenture unless the trustee receives indemnity satisfactory to it against any cost, liability or expense which might be incurred by it in performing such duty or exercising such right or power. Subject to certain rights of the trustee, the holders of a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the debt securities of that series.

No holder of any debt security of any series will have any right to institute any proceeding, judicial or otherwise, with respect to the indenture or for the appointment of a receiver or trustee, or for any remedy under the indenture, unless:

•that holder has previously given to the trustee written notice of a continuing Event of Default with respect to debt securities of that series; and

•the holders of not less than 25% in principal amount of the outstanding debt securities of that series have made written request, and offered indemnity or security satisfactory to the trustee, to the trustee to institute the proceeding as trustee, and the trustee has not received from the holders of not less than a majority in principal amount of the outstanding debt securities of that series a direction inconsistent with that request and has failed to institute the proceeding within 60 days.

Notwithstanding any other provision in the indenture, the holder of any debt security will have an absolute and unconditional right to receive payment of the principal of, premium and any interest on that debt security on or after the due dates expressed in that debt security and to institute suit for the enforcement of payment.

The indenture requires us, within 120 days after the end of our fiscal year, to furnish to the trustee a statement as to compliance with the indenture. If a Default or Event of Default occurs and is continuing with respect to the securities of any series and if it is known to a responsible officer of the trustee, the trustee shall send to each securityholder of the securities of that series notice of a Default or Event of Default within 90 days after it occurs or, if later, after a responsible officer of the trustee has knowledge of such Default or Event of Default. The indenture provides that the trustee may withhold notice to the holders of debt securities of any series of any Default or Event of Default (except in payment on any debt securities of that series) with respect to debt securities of that series if the trustee determines in good faith that withholding notice is in the interest of the holders of those debt securities.

Modification and Waiver

We and the trustee may modify, amend or supplement the indenture or the debt securities of any series without the consent of any holder of any debt security:

•to cure any ambiguity, defect or inconsistency;

•to comply with covenants in the indenture described above under the heading “Consolidation, Merger and Sale of Assets”;

•to provide for uncertificated securities in addition to or in place of certificated securities;

•to add guarantees with respect to debt securities of any series or secure debt securities of any series;

•to surrender any of our rights or powers under the indenture;

•to add covenants or events of default for the benefit of the holders of debt securities of any series;

•to comply with the applicable procedures of the applicable depositary;

•to make any change that does not adversely affect the rights of any holder of debt securities;

•to provide for the issuance of and establish the form and terms and conditions of debt securities of any series as permitted by the indenture;

•to effect the appointment of a successor trustee with respect to the debt securities of any series and to add to or change any of the provisions of the indenture to provide for or facilitate administration by more than one trustee; or

•to comply with requirements of the SEC in order to effect or maintain the qualification of the indenture under the Trust Indenture Act.

We may also modify and amend the indenture with the consent of the holders of at least a majority in principal amount of the outstanding debt securities of each series affected by the modifications or amendments. We may not make any modification or amendment without the consent of the holders of each affected debt security then outstanding if that amendment will:

•reduce the amount of debt securities whose holders must consent to an amendment, supplement or waiver;

•reduce the rate of or extend the time for payment of interest (including default interest) on any debt security;

•reduce the principal of or premium on or change the fixed maturity of any debt security or reduce the amount of, or postpone the date fixed for, the payment of any sinking fund or analogous obligation with respect to any series of debt securities;

•reduce the principal amount of discount securities payable upon acceleration of maturity;

•waive a default in the payment of the principal of, premium or interest on any debt security (except a rescission of acceleration of the debt securities of any series by the holders of at least a majority in aggregate principal amount of the then outstanding debt securities of that series and a waiver of the payment default that resulted from such acceleration);

•make the principal of or premium or interest on any debt security payable in currency other than that stated in the debt security;

•make any change to certain provisions of the indenture relating to, among other things, the right of holders of debt securities to receive payment of the principal of, premium and interest on those debt securities and to institute suit for the enforcement of any such payment and to waivers or amendments; or

•waive a redemption payment with respect to any debt security.

Except for certain specified provisions, the holders of at least a majority in principal amount of the outstanding debt securities of any series may on behalf of the holders of all debt securities of that series waive our compliance with provisions of the indenture. The holders of a majority in principal amount of the outstanding debt securities of any series may on behalf of the holders of all the debt securities of such series waive any past default under the indenture with respect to that series and its consequences, except a default in the payment of the principal of, premium or any interest on any debt security of that series; provided, however, that the holders of a majority in principal amount of the outstanding debt securities of any series may rescind an acceleration and its consequences, including any related payment default that resulted from the acceleration.

Defeasance of Debt Securities and Certain Covenants in Certain Circumstances

Legal Defeasance

The indenture provides that, unless otherwise provided by the terms of the applicable series of debt securities, we may be discharged from any and all obligations in respect of the debt securities of any series (subject to certain exceptions). We will be so discharged upon the irrevocable deposit with the trustee, in trust, of money and/or U.S. government obligations or, in the case of debt securities denominated in a single currency other than U.S. dollars, government obligations of the government that issued or caused to be issued such currency, that, through the payment of interest and principal in accordance with their terms, will provide money or U.S. government obligations in an amount sufficient in the opinion of a nationally recognized firm of independent public accountants or investment bank to pay and discharge each installment of principal, premium and interest on and any mandatory sinking fund payments in respect of the debt securities of that series on the stated maturity of those payments in accordance with the terms of the indenture and those debt securities.

This discharge may occur only if, among other things, we have delivered to the trustee an opinion of counsel stating that we have received from, or there has been published by, the United States Internal Revenue Service a ruling or, since the date of execution of the indenture, there has been a change in the applicable United States federal income tax law, in either case to the effect that, and based thereon such opinion shall confirm that, the holders of the debt securities of that series will not recognize income, gain or loss for United States federal income tax purposes as a result of the deposit, defeasance and discharge and will be subject to United States federal income tax on the same amounts and in the same manner and at the same times as would have been the case if the deposit, defeasance and discharge had not occurred.

Defeasance of Certain Covenants

The indenture provides that, unless otherwise provided by the terms of the applicable series of debt securities, upon compliance with certain conditions:

•we may omit to comply with the covenant described under the heading “Consolidation, Merger and Sale of Assets” and certain other covenants set forth in the indenture, as well as any additional covenants which may be set forth in the applicable prospectus supplement; and

•any omission to comply with those covenants will not constitute a Default or an Event of Default with respect to the debt securities of that series.

We refer to this as covenant defeasance. The conditions include:

•depositing with the trustee money and/or U.S. government obligations or, in the case of debt securities denominated in a single currency other than U.S. dollars, government obligations of the government that issued or caused to be issued such currency, that, through the payment of interest and principal in accordance with their terms, will provide money in an amount sufficient in the opinion of a nationally recognized firm of independent public accountants or investment bank to pay and discharge each installment of principal of, premium and interest on and any mandatory sinking fund payments in respect of the debt securities of that series on the stated maturity of those payments in accordance with the terms of the indenture and those debt securities;

•such deposit will not result in a breach or violation of, or constitute a default under the indenture or any other agreement to which we are a party;

•no Default or Event of Default with respect to the applicable series of debt securities shall have occurred or is continuing on the date of such deposit; and

•delivering to the trustee an opinion of counsel to the effect that we have received from, or there has been published by, the United States Internal Revenue Service a ruling or, since the date of execution of the indenture, there has been a change in the applicable United States federal income tax law, in either case to the effect that, and based thereon such opinion shall confirm that, the holders of the debt securities of that series will not recognize income, gain or loss for United States federal income tax purposes as a result of the deposit and related covenant defeasance and will be subject to United States federal income tax on the same amounts and in the same manner and at the same times as would have been the case if the deposit and related covenant defeasance had not occurred.

No Personal Liability of Directors, Officers, Employees or Stockholders

None of our past, present or future directors, officers, employees or stockholders, as such, will have any liability for any of our obligations under the debt securities or the indenture or for any claim based on, or in respect or by reason of, such obligations or their creation. By accepting a debt security, each holder waives and releases all such liability. This waiver and release is part of the consideration for the issue of the debt securities. However, this waiver and release may not be effective to waive liabilities under U.S. federal securities laws, and it is the view of the SEC that such a waiver is against public policy.

Governing Law

The indenture and the debt securities, including any claim or controversy arising out of or relating to the indenture or the securities, will be governed by the laws of the State of New York.

The indenture will provide that we, the trustee and the holders of the debt securities (by their acceptance of the debt securities) irrevocably waive, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to the indenture, the debt securities or the transactions contemplated thereby.

The indenture will provide that any legal suit, action or proceeding arising out of or based upon the indenture or the transactions contemplated thereby may be instituted in the federal courts of the United States of America located in the City of New York or the courts of the State of New York in each case located in the City of New York, and we, the trustee and the holder of the debt securities (by their acceptance of the debt securities) irrevocably submit to the non-exclusive jurisdiction of such courts in any such suit, action or proceeding. The indenture will further provide that service of any process, summons, notice or document by mail (to the extent allowed under any applicable statute or rule of court) to such party’s address set forth in the indenture will be effective service of process for any suit, action or other proceeding brought in any such court. The indenture will further provide that we, the trustee and the holders of the debt securities (by their acceptance of the debt securities) irrevocably and unconditionally waive any objection to the laying of venue of any suit, action or other proceeding in the courts specified above and irrevocably and unconditionally waive and agree not to plead or claim any such suit, action or other proceeding has been brought in an inconvenient forum.

DESCRIPTION OF DEPOSITARY SHARES

General

We may, at our option, elect to offer fractional shares of preferred stock, or depositary shares, rather than full shares of preferred stock. If we do, we will issue to the public receipts, called depositary receipts, for depositary shares, each of which will represent a fraction, to be described in the applicable prospectus supplement, of a share of a particular series of preferred stock. Unless otherwise provided in the prospectus supplement, each owner of a depositary share will be entitled, in proportion to the applicable fractional interest in a share of preferred stock represented by the depositary share, to all the rights and preferences of the preferred stock represented by the depositary share. Those rights include dividend, voting, redemption, conversion and liquidation rights.

The shares of preferred stock underlying the depositary shares will be deposited with a bank or trust company selected by us to act as depositary under a deposit agreement between us, the depositary and the holders of the depositary receipts. The depositary will be the transfer agent, registrar and dividend disbursing agent for the depositary shares.

The depositary shares will be evidenced by depositary receipts issued pursuant to the depositary agreement. Holders of depositary receipts agree to be bound by the deposit agreement, which requires holders to take certain actions such as filing proof of residence and paying certain charges.

The summary of terms of the depositary shares contained in this prospectus is not complete. You should refer to the form of the deposit agreement, our certificate of incorporation and the certificate of designation for the applicable series of preferred stock that are, or will be, filed with the SEC.

Dividends and Other Distributions

The depositary will distribute all cash dividends or other cash distributions, if any, received in respect of the preferred stock underlying the depositary shares to the record holders of depositary shares in proportion to the numbers of depositary shares owned by those holders on the relevant record date. The relevant record date for depositary shares will be the same date as the record date for the underlying preferred stock.

If there is a distribution other than in cash, the depositary will distribute property (including securities) received by it to the record holders of depositary shares, unless the depositary determines that it is not feasible to make the distribution. If this occurs, the depositary may, with our approval, adopt another method for the distribution, including selling the property and distributing the net proceeds from the sale to the holders.

Liquidation Preference

If a series of preferred stock underlying the depositary shares has a liquidation preference, in the event of the voluntary or involuntary liquidation, dissolution or winding up of us, holders of depositary shares will be entitled to receive the fraction of the liquidation preference accorded each share of the applicable series of preferred stock, as set forth in the applicable prospectus supplement.

Withdrawal of Stock

Unless the related depositary shares have been previously called for redemption, upon surrender of the depositary receipts at the office of the depositary, the holder of the depositary shares will be entitled to delivery, at the office of the depositary to or upon his or her order, of the number of whole shares of the preferred stock and any money or other property represented by the depositary shares. If the depositary receipts delivered by the holder evidence a number of depositary shares in excess of the number of depositary shares representing the number of whole shares of preferred stock to be withdrawn, the depositary will deliver to the holder at the same time a new depositary receipt evidencing the excess number of depositary shares. In no event will the depositary deliver fractional shares of preferred stock upon surrender of depositary receipts. Holders of preferred stock thus withdrawn may not thereafter deposit those shares under the deposit agreement or receive depositary receipts evidencing depositary shares therefor.

Redemption of Depositary Shares

Whenever we redeem shares of preferred stock held by the depositary, the depositary will redeem as of the same redemption date the number of depositary shares representing shares of the preferred stock so redeemed, so long as we have paid in full to the depositary the redemption price of the preferred stock to be redeemed plus an amount equal to any accumulated and unpaid dividends on the preferred stock to the date fixed for redemption. The redemption price per depositary share will be equal to the redemption price and any other amounts per share payable on the preferred stock multiplied by the fraction of a share of preferred stock represented by one depositary share. If less than all the depositary shares are to be redeemed, the depositary shares to be redeemed will be selected by lot or pro rata or by any other equitable method as may be determined by the depositary.

After the date fixed for redemption, depositary shares called for redemption will no longer be deemed to be outstanding and all rights of the holders of depositary shares will cease, except the right to receive the monies payable upon redemption and any money or other property to which the holders of the depositary shares were entitled upon redemption upon surrender to the depositary of the depositary receipts evidencing the depositary shares.

Voting the Preferred Stock

Upon receipt of notice of any meeting at which the holders of the preferred stock are entitled to vote, the depositary will mail the information contained in the notice of meeting to the record holders of the depositary receipts relating to that preferred stock. The record date for the depositary receipts relating to the preferred stock will be the same date as the record date for the preferred stock. Each record holder of the depositary shares on the record date will be entitled to instruct the depositary as to the exercise of the voting rights pertaining to the number of shares of preferred stock represented by that holder’s depositary shares. The depositary will endeavor, insofar as practicable, to vote the number of shares of preferred stock represented by the depositary shares in accordance with those instructions, and we will agree to take all action that may be deemed necessary by the depositary in order to enable the depositary to do so. The depositary will not vote any shares of preferred stock except to the extent that it receives specific instructions from the holders of depositary shares representing that number of shares of preferred stock.

Charges of the Depositary

We will pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangements. We will pay charges of the depositary in connection with the initial deposit of the preferred stock and any redemption of the preferred stock. Holders of depositary receipts will pay transfer, income and other taxes and governmental charges and such other charges (including those in connection with the receipt and distribution of dividends, the sale or exercise of rights, the withdrawal of the preferred stock and the transferring, splitting or grouping of depositary receipts) as are expressly provided in the deposit agreement to be for their accounts. If these charges have not been paid by the holders of depositary receipts, the depositary may refuse to transfer depositary shares, withhold dividends and distributions and sell the depositary shares evidenced by the depositary receipt.

Amendment and Termination of the Deposit Agreement

The form of depositary receipt evidencing the depositary shares and any provision of the deposit agreement may be amended by agreement between us and the depositary. However, any amendment that materially and adversely alters the rights of the holders of depositary shares, other than fee changes, will not be effective unless the amendment has been approved by the holders of a majority of the outstanding depositary shares. The deposit agreement may be terminated by the depositary or us only if:

•all outstanding depositary shares have been redeemed; or

•there has been a final distribution of the preferred stock in connection with our dissolution and such distribution has been made to all the holders of depositary shares.

Resignation and Removal of Depositary

The depositary may resign at any time by delivering to us notice of its election to do so, and we may remove the depositary at any time. Any resignation or removal of the depositary will take effect upon our appointment of a successor depositary and its acceptance of such appointment. The successor depositary must be appointed within 60 days after delivery of the notice of resignation or removal and must be a bank or trust company having its principal office in the United States and having the requisite combined capital and surplus as set forth in the applicable agreement.

Notices

The depositary will forward to holders of depositary receipts all notices, reports and other communications, including proxy solicitation materials received from us, that are delivered to the depositary and that we are required to furnish to the holders of the preferred stock. In addition, the depositary will make available for inspection by holders of depositary receipts at the principal office of the depositary, and at such other places as it may from time to time deem advisable, any reports and communications we deliver to the depositary as the holder of preferred stock.

Limitation of Liability

Neither we nor the depositary will be liable if either is prevented or delayed by law or any circumstance beyond its control in performing its obligations. Our obligations and those of the depositary will be limited to performance in good faith of our and its duties thereunder. We and the depositary will not be obligated to prosecute or defend any legal proceeding in respect of any depositary shares or preferred stock unless satisfactory indemnity is furnished. We and the depositary may rely upon written advice of counsel or accountants, on information provided by persons presenting preferred stock for deposit, holders of depositary receipts or other persons believed to be competent to give such information and on documents believed to be genuine and to have been signed or presented by the proper party or parties.

DESCRIPTION OF WARRANTS

We may issue warrants to purchase debt securities, preferred stock, depositary shares or common stock. We may offer warrants separately or together with one or more additional warrants, debt securities, preferred stock, depositary shares or common stock, or any combination of those securities in the form of units, as described in the applicable prospectus supplement. If we issue warrants as part of a unit, the applicable prospectus supplement will specify whether those warrants may be separated from the other securities in the unit prior to the expiration date of the warrants. The applicable prospectus supplement will also describe the following terms of any warrants:

•the specific designation and aggregate number of, and the offering price at which we will issue, the warrants;

•the currency or currency units in which the offering price, if any, and the exercise price are payable;

•the date on which the right to exercise the warrants will begin and the date on which that right will expire or, if you may not continuously exercise the warrants throughout that period, the specific date or dates on which you may exercise the warrants;

•whether the warrants are to be sold separately or with other securities as parts of units;

•whether the warrants will be issued in definitive or global form or in any combination of these forms, although, in any case, the form of a warrant included in a unit will correspond to the form of the unit and of any security included in that unit;

•any applicable material U.S. federal income tax consequences;

•the identity of the warrant agent for the warrants and of any other depositaries, execution or paying agents, transfer agents, registrars or other agents;

•the proposed listing, if any, of the warrants or any securities purchasable upon exercise of the warrants on any securities exchange;

•the designation and terms of any equity securities purchasable upon exercise of the warrants;

•the designation, aggregate principal amount, currency and terms of any debt securities that may be purchased upon exercise of the warrants;

•if applicable, the designation and terms of the debt securities, preferred stock, depositary shares or common stock with which the warrants are issued and the number of warrants issued with each security;

•if applicable, the date from and after which any warrants issued as part of a unit and the related debt securities, preferred stock, depositary shares or common stock will be separately transferable;

•the number of shares of preferred stock, the number of depositary shares or the number of shares of common stock purchasable upon exercise of a warrant and the price at which those shares may be purchased;

•if applicable, the minimum or maximum amount of the warrants that may be exercised at any one time;

•information with respect to book-entry procedures, if any;

•the antidilution provisions, and other provisions for changes to or adjustment in the exercise price, of the warrants, if any;

•any redemption or call provisions; and

•any additional terms of the warrants, including terms, procedures and limitations relating to the exchange or exercise of the warrants.

DESCRIPTION OF SUBSCRIPTION RIGHTS

We may issue subscription rights to purchase our common stock, preferred stock, debt securities, depositary shares, warrants or units consisting of some or all of these securities. These subscription rights may be offered independently or together with any other security offered hereby and may or may not be transferable by the stockholder receiving the subscription rights in such offering. In connection with any offering of subscription rights, we may enter into a standby arrangement with one or more underwriters or other purchasers pursuant to which the underwriters or other purchasers may be required to purchase any securities remaining unsubscribed for after such offering.

The prospectus supplement relating to any subscription rights we offer, if any, will, to the extent applicable, include specific terms relating to the offering, including some or all of the following:

•the price, if any, for the subscription rights;

•the exercise price payable for our common stock, preferred stock, debt securities, depositary shares, warrants or units consisting of some or all of these securities upon the exercise of the subscription rights;

•the number of subscription rights to be issued to each stockholder;

•the number and terms of our common stock, preferred stock, debt securities, depositary shares, warrants or units consisting of some or all of these securities which may be purchased per each subscription right;

•the extent to which the subscription rights are transferable;

•any other terms of the subscription rights, including the terms, procedures and limitations relating to the exchange and exercise of the subscription rights;

•the date on which the right to exercise the subscription rights shall commence, and the date on which the subscription rights shall expire;

•the extent to which the subscription rights may include an over-subscription privilege with respect to unsubscribed securities or an over-allotment privilege to the extent the securities are fully subscribed; and

•if applicable, the material terms of any standby underwriting or purchase arrangement which may be entered into by us in connection with the offering of subscription rights.

The descriptions of the subscription rights in this prospectus and in any prospectus supplement are summaries of the material provisions of the applicable subscription right agreements. These descriptions do not restate those subscription right agreements in their entirety and may not contain all the information that you may find useful. We urge you to read the applicable subscription right agreements because they, and not the summaries, define your rights as holders of the subscription rights. For more information, please review the forms of the relevant subscription right agreements, which will be filed with the SEC promptly after the offering of subscription rights and will be available as described in the section of this prospectus titled “Where You Can Find More Information.”

DESCRIPTION OF PURCHASE CONTRACTS

The following description summarizes the general features of the purchase contracts that we may offer under this prospectus. Although the features we have summarized below will generally apply to any future purchase contracts we may offer under this prospectus, we will describe the particular terms of any purchase contracts that we may offer in more detail in the applicable prospectus supplement. The specific terms of any purchase contracts may differ from the description provided below as a result of negotiations with third parties in connection with the issuance of those purchase contracts, as well as for other reasons. Because the terms of any purchase contracts we offer under a prospectus supplement may differ from the terms we describe below, you should rely solely on information in the applicable prospectus supplement if that summary is different from the summary in this prospectus.

We will incorporate by reference into the registration statement of which this prospectus is a part the form of any purchase contract that we may offer under this prospectus before the sale of the related purchase contract. We urge you to read any applicable prospectus supplement related to specific purchase contracts being offered, as well as the complete instruments that contain the terms of the securities that are subject to those purchase contracts. Certain of those instruments, or forms of those instruments, have been filed as exhibits to the registration statement of which this prospectus is a part, and supplements to those instruments or forms may be incorporated by reference into the registration statement of which this prospectus is a part from reports we file with the SEC.

We may issue purchase contracts, including contracts obligating holders to purchase from us, and for us to sell to holders, a specific or variable number of our securities at a future date or dates. Alternatively, the purchase contracts may obligate us to purchase from holders, and obligate holders to sell to us, a specific or varying number of our securities.

If we offer any purchase contracts, certain terms of that series of purchase contracts will be described in the applicable prospectus supplement, including, without limitation, the following:

•the price of the securities or other property subject to the purchase contracts (which may be determined by reference to a specific formula described in the purchase contracts);

•whether the purchase contracts are issued separately, or as a part of units each consisting of a purchase contract and one or more of our other securities, including U.S. Treasury securities, securing the holder’s obligations under the purchase contract;

•any requirement for us to make periodic payments to holders or vice versa, and whether the payments are unsecured or pre-funded;

•any provisions relating to any security provided for the purchase contracts;

•whether the purchase contracts obligate the holder or us to purchase or sell, or both purchase and sell, the securities subject to purchase under the purchase contract, and the nature and amount of each of those securities, or the method of determining those amounts;

•whether the purchase contracts are to be prepaid or not;

•whether the purchase contracts are to be settled by delivery, or by reference or linkage to the value, performance or level of the securities subject to purchase under the purchase contract;

•any acceleration, cancellation, termination or other provisions relating to the settlement of the purchase contracts;

•a discussion of certain U.S. federal income tax considerations applicable to the purchase contracts;

•whether the purchase contracts will be issued in fully registered or global form; and

•any other terms of the purchase contracts and any securities subject to such purchase contracts.

DESCRIPTION OF UNITS

We may issue units comprising two or more securities described in this prospectus in any combination. For example, we might issue units consisting of a combination of debt securities and warrants to purchase common stock. The following description sets forth certain general terms and provisions of the units that we may offer pursuant to this prospectus. The particular terms of the units and the extent, if any, to which the general terms and provisions may apply to the units so offered will be described in the applicable prospectus supplement.

Each unit will be issued so that the holder of the unit also is the holder of each security included in the unit. Thus, the unit will have the rights and obligations of a holder of each included security. Units will be issued pursuant to the terms of a unit agreement, which may provide that the securities included in the unit may not be held or transferred separately at any time or at any time before a specified date. A copy of the forms of the unit agreement and the unit certificate relating to any particular issue of units will be filed with the SEC each time we issue units, and you should read those documents for provisions that may be important to you. For more information on how you can obtain copies of the forms of the unit agreement and the related unit certificate, see the section of this prospectus titled “Where You Can Find More Information.”

The prospectus supplement relating to any particular issuance of units will describe the terms of those units, including, to the extent applicable, the following:

•the designation and terms of the units and the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

•any provision for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units; and

•whether the units will be issued in fully registered or global form.

PLAN OF DISTRIBUTION

We may sell securities:

•through underwriters;

•through dealers;

•through agents;

•directly to purchasers; or

•through a combination of any of these methods of sale.

In addition, we may issue the securities as a dividend or distribution or in a subscription rights offering to our existing securityholders.

We may directly solicit offers to purchase securities or agents may be designated to solicit such offers. We will, in the prospectus supplement relating to such offering, name any agent that could be viewed as an underwriter under the Securities Act and describe any commissions that we must pay. Any such agent will be acting on a best efforts basis for the period of its appointment or, if indicated in the applicable prospectus supplement, on a firm commitment basis. This prospectus may be used in connection with any offering of our securities through any of these methods or other methods described in the applicable prospectus supplement.

The distribution of the securities may be effected from time to time in one or more transactions:

•at a fixed price or prices that may be changed from time to time;

•at market prices prevailing at the time of sale;

•at prices related to such prevailing market prices; or

•at negotiated prices.

Each prospectus supplement will describe the method of distribution of the securities and any applicable restrictions.

The prospectus supplement with respect to the securities of a particular series will describe the terms of the offering of the securities, including the following:

•the name of the agent or any underwriters;

•the public offering or purchase price;

•if applicable, the names of any selling securityholders;

•any discounts and commissions to be allowed or paid to the agent or underwriters;

•all other items constituting underwriting compensation;

•any discounts and commissions to be allowed or paid to dealers; and

•any exchanges on which the securities will be listed.

If any underwriters or agents are utilized in the sale of the securities in respect of which this prospectus is delivered, we will enter into an underwriting agreement or other agreement with them at the time of sale to them, and we will set forth in the prospectus supplement relating to such offering the names of the underwriters or agents and the terms of the related agreement with them.

If a dealer is utilized in the sale of the securities in respect of which the prospectus is delivered, we will sell such securities to the dealer, as principal. The dealer may then resell such securities to the public at varying prices to be determined by such dealer at the time of resale.

If we offer securities in a subscription rights offering to our existing securityholders, we may enter into a standby underwriting agreement with dealers, acting as standby underwriters. We may pay the standby underwriters a commitment fee for the securities they commit to purchase on a standby basis. If we do not enter into a standby underwriting arrangement, we may retain a dealer-manager to manage a subscription rights offering for us.

Agents, underwriters, dealers and other persons may be entitled under agreements that they may enter into with us to indemnification by us against certain civil liabilities, including liabilities under the Securities Act.

If so indicated in the applicable prospectus supplement, we will authorize underwriters or other persons acting as our agents to solicit offers by certain institutions to purchase securities from us pursuant to delayed delivery contracts providing for payment and delivery on the date stated in the prospectus supplement. Each contract will be for an amount not less than, and the aggregate amount of securities sold pursuant to such contracts shall not be less nor more than, the respective amounts stated in the prospectus supplement. Institutions with whom the contracts, when authorized, may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and other institutions, but shall in all cases be subject to our approval. Delayed delivery contracts will not be subject to any conditions except that:

•the purchase by an institution of the securities covered under that contract shall not at the time of delivery be prohibited under the laws of the jurisdiction to which that institution is subject; and

•if the securities are also being sold to underwriters acting as principals for their own account, the underwriters shall have purchased such securities not sold for delayed delivery.

The underwriters and other persons acting as agents will not have any responsibility in respect of the validity or performance of delayed delivery contracts.

Certain agents, underwriters and dealers, and their associates and affiliates may be customers of, have borrowing relationships with, engage in other transactions with, and/or perform services, including investment banking services, for us or one or more of our respective affiliates in the ordinary course of business.

In order to facilitate the offering of the securities, any underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of the securities or any other securities the prices of which may be used to determine payments on such securities. Specifically, any underwriters may over-allot in connection with the offering, creating a short position for their own accounts. In addition, to cover over-allotments or to stabilize the price of the securities or of any such other securities, the underwriters may bid for, and purchase, the securities or any such other securities in the open market. Finally, in any offering of the securities through a syndicate of underwriters, the underwriting syndicate may reclaim selling concessions allowed to an underwriter or a dealer for distributing the securities in the offering if the syndicate repurchases previously distributed securities in transactions to cover syndicate short positions, in stabilization transactions or otherwise. Any of these activities may stabilize or maintain the market price of the securities above independent market levels. Any such underwriters are not required to engage in these activities and may end any of these activities at any time.

Under Rule 15c6-1 of the Exchange Act, trades in the secondary market generally are required to settle in two business days, unless the parties to any such trade expressly agree otherwise. The applicable prospectus supplement may provide that the original issue date for your securities may be more than two scheduled business days after the trade date for your securities. Accordingly, in such a case, if you wish to trade securities on any date prior to the third business day before the original issue date for your securities, you will be required, by virtue of the fact that your securities initially are expected to settle in more than three scheduled business days after the trade date for your securities, to make alternative settlement arrangements to prevent a failed settlement.

The securities may be new issues of securities and may have no established trading market. The securities may or may not be listed on a national securities exchange. We can make no assurance as to the liquidity of or the existence of trading markets for any of the securities.

LEGAL MATTERS

The validity of the securities offered hereby will be passed upon for us by Wilson Sonsini Goodrich & Rosati, Professional Corporation, Palo Alto, California. Additional legal matters may be passed on for us, or any underwriters, dealers or agents, by counsel that we will name in the applicable prospectus supplement.

EXPERTS

The consolidated financial statements as of March 31, 2022 and March 31, 2021 and for the year ended March 31, 2022, the three months ended March 31, 2021 and the year ended December 31, 2020 included in the Annual Report on Form 10-K of Transphorm, Inc. filed on June 29, 2022, have been incorporated by reference herein in reliance upon the report of Marcum LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at www.sec.gov. Copies of certain information filed by us with the SEC are also available on our website at www.transphormusa.com. Information accessible on or through our website is not a part of this prospectus.

This prospectus and any prospectus supplement is part of a registration statement that we filed with the SEC and do not contain all of the information in the registration statement. You should review the information and exhibits in the registration statement for further information on us and our consolidated subsidiaries and the securities that we are offering. Forms of any indenture or other documents establishing the terms of the offered securities are filed as exhibits to the registration statement of which this prospectus forms a part or under cover of a Current Report on Form 8-K and incorporated in this prospectus by reference. Statements in this prospectus or any prospectus supplement about these documents are summaries and each statement is qualified in all respects by reference to the document to which it refers. You should read the actual documents for a more complete description of the relevant matters.

INCORPORATION BY REFERENCE

The SEC allows us to incorporate by reference much of the information that we file with the SEC, which means that we can disclose important information to you by referring you to those publicly available documents. The information that we incorporate by reference in this prospectus is considered to be part of this prospectus. Because we are incorporating by reference future filings with the SEC, this prospectus is continually updated and those future filings may modify or supersede some of the information included or incorporated by reference in this prospectus. This means that you must look at all of the SEC filings that we incorporate by reference to determine if any of the statements in this prospectus or in any document previously incorporated by reference have been modified or superseded. This prospectus incorporates by reference the documents listed below and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (in each case, other than those documents or the portions of those documents furnished pursuant to Items 2.02 or 7.01 of any Current Report on Form 8-K and, except as may be noted in any such Form 8-K, exhibits filed on such form that are related to such information), until the offering of the securities under the registration statement of which this prospectus forms a part is terminated or completed:

•our Annual Report on Form 10-K for the fiscal year ended March 31, 2022, filed with the SEC on June 29, 2022;

•our Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2022, filed with the SEC on August 15, 2022;

•our Current Reports on Form 8-K filed with the SEC on May 17, 2022, June 3, 2022 and June 27, 2022; and

•the description of our common stock contained in our Registration Statement on Form 8-A filed with the SEC on February 18, 2022, including any amendment or report filed for the purpose of updating such description.

You may request a copy of these filings, at no cost, by writing or telephoning us at the following address and telephone number:

Transphorm, Inc.
75 Castilian Drive
Goleta, California 93117
Attn: Investor Relations
(805) 456-1300

Subscription Rights to Purchase Up to an Aggregate of 4,545,454 Shares of Common Stock
at a Subscription Price of $3.30 per Share

Prospectus Supplement

July 5, 2023